SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement ☐ Confidential, For Use of the
Commission only (as permitted
by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 240.14a-12

GARTNER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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May 31, 2005

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our Annual Meeting of Stockholders. The meeting will be held on June 29, 2005, at 10:00 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut 06902.

At our Annual Meeting, holders of our Class A and Class B Common Stock will each be asked to vote on the following:

(1)	Election of 4 directors (3 for our Class B Common Stock and 1 for our Class A Common Stock);

(2)	A proposal to amend and restate our restated certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock into a single class of common stock;

(3)	A proposal to eliminate the classification of our Board of Directors;

(4)	A proposal to amend and restate our 2003 Long Term Incentive Plan; and

(5)	A proposal to amend our option plans to allow us to buy back certain outstanding options that are “out of the money.”

It is important that your stock is represented, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

Sincerely,

EUGENE A. HALL
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 29, 2005

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road
Stamford, Connecticut 06902

Matter To Be Voted On:	(1) Election of 4 directors (3 for our Class B Common Stock and 1 for our Class A Common Stock);

(2) A proposal to amend and restate our restated certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock into a single class of common stock;

(3) A proposal to eliminate the classification of our Board of Directors;

(4) A proposal to amend and restate our 2003 Long Term Incentive Plan; and

(5) A proposal to amend our option plans to allow us to buy back certain outstanding options that are “out of the money.”

Record Date:	May 12, 2005 – You are eligible to vote if you were a stockholder of record on this date

Voting Methods:	By Internet
By Telephone
By Proxy Card
In Person

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented

Voting promptly will ensure that we have a quorum at the meeting and will save us proxy solicitation expenses

If you own shares of both our Class A and Class B Common Stock, you will need to vote separately for each class of stock

By Order of the Board of Directors,

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
May 31, 2005

Summary	1
General Information	3
The Annual Meeting	3
Purpose of Meeting	3
Information Concerning Voting and Solicitation Of Proxies	3
Proposal One – Election of Directors	5
Proposal Two – Proposal to Amend and Restate our Restated Certificate of Incorporation to Reclassify our Two Classes of Common Stock into a Single Class of Common Stock	10
Proposal Three – Proposal to Amend and Restate our Restated Certificate of Incorporation to Eliminate the Classified Structure of the Board of Directors	20
Proposal Four – Proposal to Amend and Restate our 2003 Long-Term Incentive Plan	21
Proposal Five – Approval of an Offer by Gartner to Redeem Certain Outstanding Options for Cash and Approval of Amendments to Certain Stock Option Plans to Permit the Offer	29
Executive Officers	33
Compensation Committee Report on Executive Compensation	35
Executive Compensation	37
Audit Committee Report	41
Comparison of Total Cumulative Stockholder Return	43
Other Information	44
Security Ownership of Certain Beneficial Owners and Management	44
Equity Compensation Plan Information	46
Certain Relationships and Transactions	46
Miscellaneous	47
Appendix A-1: Amendment to our Restated Certificate of Incorporation (Proposal 2)	A-1
Appendix A-2: Amendment to our Restated Certificate of Incorporation (Proposal 3)	A-2
Appendix B-1: Opinion of Perseus Advisors, LLC	B-1
Appendix B-2: Opinion of Banc of America Securities LLC	B-2
Appendix C: Amendment to 2003 Long-Term Incentive Plan	C

GARTNER, INC.
56 Top Gallant Road
Stamford, CT 06902
______________________________________

PROXY STATEMENT
______________________________________

For the Annual Meeting of Stockholders
to be held June 29, 2005

SUMMARY

     The summary information provided below in “question and answer” format is for your convenience. This summary may not contain all the information that may be important to you. To better understand the items being voted on, you should read carefully this entire document, including the appendices.

WHEN AND WHERE IS THE ANNUAL MEETING?

     The Annual Meeting will take place on June 29, 2005, at 10:00 a.m. local time, at our corporate headquarters, 56 Top Gallant Road, Stamford, Connecticut 06902. We intend to distribute this Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy to our stockholders on or about May 31, 2005.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

(1)	The holders of our Class A Common Stock will vote on the election of William O. Grabe as a director to hold office for a term of three years. The holders of our Class B Common Stock will vote on the election of Eugene A. Hall, Max D. Hopper and James C. Smith as directors to hold office for a term of three years.

(2)	The holders of our Class A and Class B Common Stock will vote on the proposal to amend and restate our restated certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock into a single class of common stock.

(3)	The holders of our Class A and Class B Common Stock will vote on the proposal to amend and restate our restated certificate of incorporation to eliminate our classified board structure.

(4)	The holders of our Class A and Class B Common Stock will vote on the proposal to amend and restate our 2003 Long Term Incentive Plan.

(5)	The holders of our Class A and Class B Common Stock will vote on the proposal for us to buy back certain of our outstanding stock options that are “out of the money.”

(6)	The holders of our Class A and Class B Common Stock will transact any other business that is brought properly before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

     Stockholders of record at the close of business on May 12, 2005, which is the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting.

IF YOUR BROKER HOLDS YOUR SHARES IN “STREET NAME,” HOW WILL YOUR BROKER VOTE?

     If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions on how to vote your shares, they will not be voted with respect to the proposals to amend and restate our restated certificate of incorporation (Proposals 2 and 3), the proposal to amend our 2003 Long Term Incentive Plan (Proposal 4) or the proposal to buy back our options (Proposal 5). These “broker non-votes” will be counted for purposes of determining whether a quorum is present, but will be treated as votes not cast with respect to all of the proposals.

CAN YOU REVOKE OR CHANGE YOUR VOTE AFTER YOU SUBMIT A PROXY?

     Yes. To revoke or change your vote you can:

•	give written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212 prior to the Annual Meeting; or

•	submit another timely proxy by the Internet, telephone or mail; or

•	attend the Annual Meeting and vote in person. If your shares are not held in your name, to vote at the meeting you must obtain a proxy executed in your favor from the holder of record.

WHO CAN ANSWER YOUR QUESTIONS?

     If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

YOU SHOULD READ CAREFULLY THIS PROXY STATEMENT (INCLUDING THE APPENDICES) IN ITS ENTIRETY.

GENERAL INFORMATION

THE ANNUAL MEETING

     Our Board of Directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on June 29, 2005. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being made available to our stockholders on or about May 31, 2005.

PURPOSE OF MEETING

     The proposals to be acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. These proposals are described in more detail in this Proxy Statement, beginning on page ___.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE?

     Only stockholders of record at the close of business on May 12, 2005 may vote at the Annual Meeting. As of ___, 2005, there were ___shares of our Class A Common Stock and ___shares of our Class B Common Stock outstanding.

HOW YOU CAN VOTE

     You may vote using one of the following methods:

•	Internet. You may vote by the Internet by going to the website for Internet voting listed on your proxy card. If you vote by the Internet, you should not return your proxy card.

•	Telephone. You may vote by telephone by calling the toll-free telephone number listed on your proxy card. If you vote by telephone, you should not return your proxy card.

•	Mail. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	In Person. You may vote your shares in person by attending the Annual Meeting.

     If you own both Class A and Class B Common Stock, you will need to vote separately for each class of stock.

     If a broker holds your shares in “street name,” the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, under the rules of the New York Stock Exchange, the broker is not allowed to vote your shares with respect to the amendment and restatement of our restated certificate of incorporation, the amendment and restatement of our 2003 Long Term Incentive Plan or our buyback of certain options.

     All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board of Directors recommends.

     If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTE

     You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or

•	submitting another timely proxy by the Internet, telephone or mail; or

•	attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES YOU HAVE

     Each Class A and Class B Common stockholder has one vote for each share of Class A or Class B Common Stock that he or she owned on the Record Date for all matters being voted on.

QUORUM

     A quorum to approve the proposals is constituted by the presence, in person or by proxy, of holders of our Class A and Class B Common Stock representing a majority of the aggregate number of shares of Class A and Class B Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTES REQUIRED

     Election of Common A Director by Class A Common Stockholders. The one nominee for Common A Director receiving the highest vote total will be elected. Abstentions and broker non-votes will have no effect on the election of the Common A Director. (See “General Information About Our Board Of Directors” on page _).

     Election of Common B Directors by Class B Common Stockholders. The three nominees for Common B Director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of the Common B Directors. (See “General Information About Our Board Of Directors” on page ___).

     Proposal to Amend and Restate our Restated Certificate of Incorporation to combine our Class A and Class B Common Stock. To pass, this proposal must receive a “for” vote of:

•	A majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class,

•	A majority of the outstanding shares of Class A Common Stock voting separately, and

•	A majority of the outstanding shares of Class B Common Stock voting separately.

Abstentions and broker non-votes will have the effect of a negative vote with respect to this proposal.

     Proposal to Amend and Restate our Restated Certificate of Incorporation to eliminate our classified Board. To pass, this proposal must receive a “for” vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will have the effect of a negative vote with respect to this proposal.

     Proposal to amend and restate our 2003 Long Term Incentive Plan. To pass, this proposal must receive a “for” vote of a majority of the votes cast on the proposal by shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Abstentions will have the effect of a negative vote with respect to this proposal and broker non-votes will have the effect of votes not cast with respect to this proposal.

     Proposal to buy back certain stock options that are “out of the money.” To pass, this proposal must receive a “for” vote of a majority of the votes cast on the proposal by shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Abstentions will have the effect of a negative vote with respect to this proposal and broker non-votes will have the effect of votes not cast with respect to this proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

     Each of our directors is elected for a three-year staggered term. Our Board’s ten directors are divided into three classes: Class I, Class II and Class III. Each director is further designated as a Common A Director or a Common B Director. Holders of our Class A Common Stock elect two directors and holders of our Class B Common Stock elect eight directors. One class of directors is elected at each Annual Meeting.

     The following table shows our current directors, when each class of directors is elected, how many of those directors are Common A or Common B Directors and how each director is classified:

	Number of	Names of	Number of	Names of
	Common A	Common A	Common B	Common B
	Directors	Directors	Directors	Directors
Class I: Term Expires 2006	0	None	3	Bingle, Hutchins, Pagliuca
and every 3 years thereafter
Class II: Term Expires 2007	1	Webb	2	Fuchs, Ubben
and every 3 years thereafter
Class III: Term Expires 2005	1	Grabe	3	Hall, Hopper, Smith
and every 3 years thereafter

NOMINEES

     All of the nominees listed below are currently directors and have agreed to serve another term. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2008 Annual Meeting or until a successor has been elected.

RECOMMENDATION OF OUR BOARD

     OUR BOARD RECOMMENDS THAT OUR CLASS A COMMON STOCKHOLDERS VOTE “FOR” THE NOMINEE LISTED BELOW:

•	William O. Grabe

     OUR BOARD RECOMMENDS THAT OUR CLASS A COMMON STOCKHOLDERS VOTE “FOR” THE NOMINEE LISTED BELOW:

•	Eugene A. Hall

•	Max D. Hopper

•	James C. Smith

     None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Mr. Hall’s employment agreement provides that we will include him on the slate of nominees to be elected to our Board during the term of his agreement. See “Executive Compensation – Employment Agreements with Executive Officers” on page ___. Messrs. Bingle and Hutchins serve as directors pursuant to an agreement we entered into in connection with the issuance of our convertible notes in April 2000. See “Certain Relationships and Transactions – Relationship with Silver Lake Partners, L.P.” on page ___. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT NOMINEES FOR ELECTION AS CLASS III DIRECTORS

Class III Common A Director

William O. Grabe, 66, has been a director since April 1993. Mr. Grabe is a Managing Member of General Atlantic Partners, LLC, a private equity firm, where he has worked since April 1992. Prior to his affiliation with General Atlantic, Mr. Grabe retired from IBM Corporation as an IBM Vice President and Corporate Officer. Mr. Grabe is a director of AI Metrix, Inc., Bottomline Technologies, Compuware Corporation, Digital China Holdings Limited, LHS Telekom GMBH & Co. KG, Lifecare, Inc. and Patni Computer Systems Ltd. Mr. Grabe is a trustee of the Cancer Research Institute and Outward Bound USA. Mr. Grabe is on the Board of Visitors of the UCLA Graduate School of Business. Mr. Grabe holds a bachelor’s degree from New York University and an M.B.A. degree from the University of California at Los Angeles.

Class III Common B Directors

Eugene A. Hall, 48, has been our Chief Executive Officer and a director since August 2004. Prior to joining us, Mr. Hall was a senior executive at Automatic Data Processing, serving most recently as President, Employers Services Major Accounts Division, a $2 billion human resources and payroll services business with 8,000 associates. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, rising to the level of Director (senior partner). Mr. Hall holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology (M.I.T.) and received an M.B.A. degree from Harvard Business School.

Max D. Hopper, 70, has been a director since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper is a director of Perficient, Inc. and United Stationers, Inc. Mr. Hopper holds a bachelor’s degree from the University of Houston.

James C. Smith, 64, has been a director since October 2002 and Chairman of the Board since August 2004. Until its sale in 2004, Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company. Prior to that, Mr. Smith was the Chief Executive Officer of First Health from January 1984 through January 2002 and President of First Health from January 1984 to January 2001. Mr. Smith is a Director of Reliant Pharmaceuticals and an Advisory Director to CIC Partners, a private equity investment group. Mr. Smith holds a bachelor’s degree from Northeastern University.

INFORMATION ABOUT THE MEMBERS OF OUR BOARD WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THE ANNUAL MEETING

Class I Common B Directors (term expires at the 2006 Annual Meeting)

Michael J. Bingle, 33, has been a director since October 2004. Mr. Bingle is a managing director of Silver Lake Partners, a private equity firm. He joined Silver Lake Partners in January 2000. From 1996 to 2000, Mr. Bingle was a principal with Apollo Management, L.P., a private investment partnership. From 1994 to 1996, Mr. Bingle was an investment banker at Goldman, Sachs & Co., an investment banking firm. Mr. Bingle holds a B.S.E. in Biomedical Engineering from Duke University. Mr. Bingle was nominated to the Board pursuant to an agreement with Silver Lake Partners. See “Certain Relationships and Related Transactions – Relationship with Silver Lake Partners, L.P.”

Glenn H. Hutchins, 49, has been a director since April 2000. Mr. Hutchins is a managing director of Silver Lake Partners, a private equity firm he co-founded in January 1999. From 1994 to 1999, Mr. Hutchins was a Senior Managing Director of The Blackstone Group, where he focused on private equity investing. Mr. Hutchins is a director of Ameritrade Holding Corp. and Seagate Technology. Mr. Hutchins holds an A.B. degree from Harvard College, an M.B.A. degree from Harvard Business School and a J.D. degree from Harvard Law School. Mr. Hutchins was nominated to the Board pursuant to an agreement with Silver Lake Partners. See “Certain Relationships and Related Transactions – Relationship with Silver Lake Partners, L.P.”

Stephen G. Pagliuca, 50, has been a director since July 1990. Mr. Pagliuca is a founding partner of Information Partners Capital Fund, L.P., a venture capital fund, and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which Information Partners is associated. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. Mr. Pagliuca is a director of Ameritrade Holding Corp. and Instinet Group Incorporated. Mr. Pagliuca, a certified public accountant, holds a bachelor’s degree from Duke University and an M.B.A. degree from Harvard Business School.

Class II Common A Director (term expires at the 2007 Annual Meeting)

Maynard G. Webb, Jr., 49, has been a director since October 2001. Since June 2002, Mr. Webb has been Chief Operating Officer of eBay, Inc., an online marketplace. Prior to that he was President of eBay Technologies, a division of eBay, Inc., from August 1999 through June 2002. From July 1998 to August 1999, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc. From February 1995 to July 1998, Mr. Webb was Vice President and Chief Information Officer at Bay Networks, Inc. Mr. Webb holds a bachelor’s degree from Florida Atlantic University.

Class II Common B Directors (term expires at the 2007 Annual Meeting)

Anne Sutherland Fuchs, 58, has been a director since July 1999. On January 1, 2003, Ms. Fuchs became a consultant to private equity firms. Prior to this, Ms. Fuchs was employed by LVMH Moët Hennessy Louis Vuitton, a global luxury products conglomerate, where she served as Executive Vice President of LVMH from March to December 2002 and as the global chief executive at Phillips de Pury & Luxembourg, LVMH’s auction house subsidiary, from July 2001 to February 2002. From 1994 to 2001, Ms. Fuchs worked for Hearst Magazines, where she was most recently the Senior Vice President and Group Publishing Director. Prior to joining Hearst, Ms. Fuchs held executive and publisher positions with a number of companies. Ms. Fuchs is Chair of the Commission on Women’s Issues for New York City. Ms. Fuchs holds a bachelor’s degree from New York University and two honorary doctorate degrees.

Jeffrey W. Ubben, 43, has been a director since June 2004. Mr. Ubben is a co-founder and Managing Partner of ValueAct Capital, an investment partnership. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is a director of Martha Stewart Living Omnimedia, Inc., Per-Se Technologies, Inc. and Mentor Corporation. Mr. Ubben holds a bachelor’s degree from Duke University and an M.B.A. degree from the J. L. Kellogg Graduate School of Management at Northwestern University.

COMPENSATION OF DIRECTORS

Directors who are also employees, and directors who we appoint at the request of another entity because of the relationship between that entity and us, receive no fees for their services as directors. All other directors receive the following compensation for their services:

Annual Fee:	$50,000 per director and an additional $60,000 for our non-executive Chairman, payable in four equal quarterly installments, on the first day of each quarter. Up to 50% of the fee may be paid in cash and the balance is paid in our Class A Common Stock equivalents. All payments in stock equivalents are credited to an account based on the fair market value of the stock on the last day of the preceding quarter. Payment of the stock equivalents, which may be in cash or shares of Class A Common Stock, is deferred until the director ceases to be a director.

Annual Committee Chair Retainer:	$5,000 for the chair of each of our Compensation and Governance Committees. $10,000 for the chair of our Audit Committee. Amounts are payable in the same manner as the Annual Fee.

Attendance Fee for Board Meetings:	None; however, we do reimburse directors for their expenses to attend meetings.

Committee Member Retainer:	$5,000 for each of our Compensation and Governance Committee members. $10,000 for each Audit Committee member. Committee chairs receive both a committee chair and a committee member retainer.

Initial Option Grant:	15,000 shares of our Class A Common Stock upon becoming a director.

Annual Option Grant:	7,000 shares of our Class A Common Stock on March 1 of each year if the director has served for at least six months.

Option Vesting and Term:	Option grants vest in 3 equal installments on the first three anniversaries of grant and remain exercisable until 10 years from the date of grant (5 years for those issued prior to the adoption of our 2003 Long-Term Incentive Plan). If the director ceases to be a director, the option expires in 90 days, unless the director is permanently disabled or dies while serving as a director, in which cases the option may be exercised for 6 months or one year, respectively, but in no event beyond its regular term.

BOARD MEETINGS HELD DURING 2004

     Our Board held twelve meetings during 2004 and acted three times by written consent. During 2004, each director attended at least 75 percent of the Board and committee meetings held while such director served as a director and committee member, except that Mr. Pagliuca did not attend five Audit Committee meetings and Mrs. Fuchs did not attend one of the three Governance Committee meetings held during 2004. At each Board meeting the non-management directors meet in executive session. Prior to the appointment of our non-executive Chairman of the Board in August 2004, the appointments of a presiding director for such sessions were left to the directors’ discretion. After his appointment in August 2004, James C. Smith, our non-executive Chairman of the Board, presided over these executive sessions.

BOARD INDEPENDENCE

     Our Board Governance Guidelines are available at www.gartner.com/investor. Under these guidelines, the Governance Committee and the full Board annually assess the independence of the non-management directors of the Board by reviewing the financial and other relationships between the directors and us. This review is designed to determine whether these directors are independent, as defined under the standards of the New York Stock Exchange. The Governance Committee and the Board have determined that all of our non-management directors are independent under those standards.

     Stockholders and other interested parties may communicate with any of our directors, including our non-management directors, by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904. The Corporate Secretary reserves the right to not forward to our directors any abusive, threatening or otherwise inappropriate materials.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

     The Board’s policy regarding director attendance at the Annual Meeting is that they are welcome to attend, and that we will make all appropriate arrangements for directors that choose to attend. In 2004, only Mr. Fleisher attended the Annual Meeting.

DIRECTOR STOCK OWNERSHIP GUIDELINES

     The Board believes directors should have a financial interest in Gartner. Accordingly, each director is required to own at least 10,000 shares of our stock. New directors also have three years from election or appointment to comply with the policy — 25% within one year of election or appointment; 50% within two years of election or appointment and 100% within three years of election or appointment.

CODE OF ETHICS

     Our Code of Ethics is available at www.gartner.com/investor.

COMMITTEES

     Our Board has three standing committees: Audit Committee, Compensation Committee and Governance Committee. All Committee members are non-management directors who, in the opinion of our Board, are independent as defined under the standards of the New York Stock Exchange. We have adopted a written committee charter for each of our Audit Committee, Compensation Committee, and Governance Committee. Each of these documents is available on our website at www.gartner.com/investor.

     Our Audit Committee currently consists of Messrs. Hopper, Pagliuca and Smith. Our Board has determined that Mr. Pagliuca qualifies as an Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission. During 2004, the Audit Committee held seven meetings. Our Audit Committee reviews reports of our financial results, audits and internal controls. It also oversees the work of our internal auditors and our independent auditors and approves all related fees and compensation and reviews their selection with the Board of Directors. The committee also reviews the procedures of our independent auditors for ensuring their independence with respect to the services performed for us. The committee also reports to stockholders as required by the Securities and Exchange Commission (please see page ___).

     Our Compensation Committee consists of Messrs. Bingle, Ubben and Webb and held six meetings during 2004. The Compensation Committee has responsibility for administering and approving all elements of compensation for the Chief Executive Officer and certain other senior management positions. It also approves, by direct action or through delegation, participation in and all equity awards, grants, and related actions under the provisions of our equity incentive plans. The committee also reports to stockholders on executive compensation items as required by the Securities and Exchange Commission (please see page ___).

     Our Governance Committee consists of Ms. Fuchs and Messrs. Grabe and Hutchins and held three meetings during 2004. Our Governance Committee reviews issues regarding our governance, reviews and implements policies for our Board, reviews the size of our Board and criteria for membership, nominates potential members for election to the Board, recommends the assignment of directors to our Board’s committees and reviews the performance of our Chief Executive Officer and our Board members. Candidates may come to the attention of the Governance Committee through current Board members, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee on their merits in light of the needs of the Board. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Chairman of the committee, giving the recommended candidate’s name, biographical data, and qualifications.

PROPOSAL TWO

PROPOSAL TO AMEND AND RESTATE OUR RESTATED CERTIFICATE OF INCORPORATION TO RECLASSIFY OUR TWO CLASSES OF COMMON STOCK INTO A SINGLE CLASS OF COMMON STOCK

     Our Board of Directors has authorized, and recommends for approval, an amendment and restatement of our restated certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock into a single class of common stock with each share of Class A Common Stock and each share of Class B Common Stock being reclassified into one share of common stock. Because this is a summary of the proposed amendment, it may not contain all of the information that is important to you. You should read the proposed amendment and restatement of our restated certificate of incorporation attached as Appendix A-1 to this proxy statement carefully before you decide how to vote.

     The proposed amendment must be approved by (i) holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class, (ii) holders of a majority of our outstanding shares of Class A Common Stock voting separately and (iii) holders of a majority of our outstanding shares of Class B Common Stock voting separately. The proposed amendment and restatement of our restated certificate of incorporation is set forth in Appendix A-1 to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of stockholders, an amended and restated certificate of incorporation will be filed with the State of Delaware, and this amended and restated certificate of incorporation will become effective on the date of filing. We expect to file the proposed amended and restated certificate of incorporation with the Secretary of State as soon as practicable after obtaining stockholder approval.

     If both of the proposed amendments to our restated certificate of incorporation (Proposals 2 and 3) as set forth in Appendix A-1 and Appendix A-2 to this proxy statement are approved, our certificate of incorporation will be amended and restated to reflect all such changes and will be filed with the State of Delaware.

Background of the Dual-Class Structure and the Proposal

     The dual-class common stock structure was created in connection with the distribution by IMS Health Incorporated to its stockholders of the shares it held in Gartner. The creation of the dual-class structure and various other changes to our restated certificate of incorporation were approved by our stockholders at a special meeting held on July 16, 1999, and the distribution was effected by IMS Health on that same day. The adoption of the dual-class structure was undertaken in order for IMS Health to obtain a ruling from the Internal Revenue Service that the distribution would be tax-free to IMS Health and its stockholders for U.S. federal income tax purposes. In order to receive the letter ruling and ensure that our Class B Common Stock could be distributed to IMS Health stockholders on a tax-free basis, we were required to make certain changes to our capital structure and corporate governance. These changes included an amendment to our restated certificate of incorporation to provide for:

•	Class A Common Stock, the holders of which (together with the holders of voting preferred stock, if any) are entitled to elect 20% of our directors, voting as a class; and

•	Class B Common Stock, the holders of which are entitled to elect 80% of our directors, voting as a class.

     Since the adoption of the dual-class structure, the Class A Common Stock has generally traded on the New York Stock Exchange at a premium to the Class B Common Stock. This premium fluctuated between ___% and ___% during the two-year period ending ___, 2005, with an average of ___%. The trading volume of the Class A Common Stock is approximately ___that of the Class B Common Stock.

     From time to time over the last few years, our management has discussed with its advisors the possibility of combining our two classes of common stock into one class. On April 19, 2005, the Board of Directors formally considered a proposal to reclassify the Class A Common Stock and the Class B Common Stock into a single class of common stock. The Board of Directors reviewed the history of the dual-class structure. After consideration of the issues, the Board of Directors determined that the proposed amendment to the restated certificate of incorporation and the resulting reclassification is fair to and in the best interests of Gartner and its subsidiaries, and has authorized and recommended stockholder approval of the proposed amendment.

Reasons for the Amendment

     In determining to recommend stockholder approval of the proposed amendment to our restated certificate of incorporation, the Board of Directors considered a number of factors, including the following:

•	simplification of our capital structure;

•	reduction in investor confusion resulting from the dual-class structure, including confusion as to the calculation of our total market capitalization;

•	improvement in the liquidity and trading efficiencies of our common stock;

•	reduction in certain administrative expenses resulting from the dual-class structure;

•	reduction in the complexity of corporate governance related to the election of directors; and

•	alignment of voting rights with the economic risks of ownership of our common stock.

     The Board of Directors also considered the following factors in connection with its authorization and recommendation of the proposed amendment:

•	the holders of the Class A Common Stock and the holders of the Class B Common Stock currently have the same economic rights, with the special voting rights for the election and removal of directors representing the only material difference between the Class A Common Stock and the Class B Common Stock;

•	in a merger or reorganization transaction, each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock is currently entitled to receive the same kind and amount of shares, securities or other property, except that the holders of Class A Common Stock and Class B Common Stock could be offered different kinds of shares if the only difference would be the special voting rights for the election and removal of directors;

•	the historical trading price and trading volume differentials of the Class A Common Stock and Class B Common Stock;

•	the historical trading price and trading volume differentials between the two classes of publicly traded stock of other companies with dual-class capital structures;

•	the exchange ratios adopted by other companies that have eliminated their dual-class structures;

•	the trend of publicly-held companies away from dual-class capital structures, consistent with the policies of the New York Stock Exchange and the other major stock exchanges in favor of one vote per share common stock capitalization;

•	the opinion of Perseus Advisors, LLC to the effect that the exchange ratio of one share of Class A Common Stock for one share of the new common stock is fair, from a financial point of view, to the holders of Class A Common Stock;

•	the opinion of Banc of America Securities LLC to the effect that the exchange ratio of one share of Class B Common Stock for one share of the new common stock is fair, from a financial point of view, to the holders of Class B Common Stock; and

•	the proposed amendment is not expected to result in taxable income to Gartner or to the holders of Class A Common Stock or Class B Common Stock.

     The Board of Directors also considered that the reclassification would increase the relative power to elect representatives to our Board of Directors of current holders of Class A Common Stock, particularly:

•	Silver Lake Partners, L.P. and its affiliates (“Silver Lake”) who will own approximately ___% of our common stock on a combined basis and have contractual rights to appoint two directors pursuant to an Amended and Restated Securityholders Agreement dated April 13, 2000 in addition to any directors they may otherwise be able to elect as a result of their share ownership; and

•	ValueAct Capital Master Fund, L.P. and ValueAct Capital Partners Co-Investment, L.P. and their affiliates who will own approximately ___% of our common stock on a combined basis.

     This discussion of information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors in making their decision. Our Board did not assign relative weights to the specific factors they considered in reaching their decision to approve the proposed amendment. In considering the factors described above, individual members of the Board of Directors may have given different weight to different factors. Although one of the potential benefits that our Board of Directors considered was the administrative cost savings that may result from a simplified capital structure, we cannot assure you that the reclassification of our shares into a single class of common stock will result in any material cost savings. We also cannot assure you when or if the other potential benefits will be realized.

Opinion of Perseus Advisors, LLC, Financial Advisor to the Board of Directors

     Gartner retained Perseus Advisors, LLC (“Perseus”) to act as its financial advisor and to provide an opinion to the Board of Directors of Gartner in connection with the proposed reclassification of the Class A Common Stock and the Class B Common Stock into a single class of new Gartner common stock. Perseus is a nationally recognized investment banking and advisory firm. Perseus is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for corporate and other purposes. We selected Perseus to act as our financial advisor on the basis of Perseus’ experience in transactions similar to the proposed reclassification, and its reputation in the technology industry and financial community.

     At the meeting of the Gartner Board of Directors on April 19, 2005, Perseus rendered its oral opinion, subsequently confirmed in writing, that, as of that date and based on and subject to the various considerations set forth in the opinion, including the various assumptions and limitations set forth therein, the exchange ratio of one share of Common Stock for each share of Class A Common Stock was fair, from a financial point of view, to the holders of Class A Common Stock.

     The full text of the Perseus opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Perseus in rendering its opinion, is attached as Appendix B-1 to this Proxy Statement. Stockholders are urged to read the Perseus opinion carefully and in its entirety. The Perseus opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to this proposal or any other matter.

     In rendering its opinion, Perseus, among other things:

•	Reviewed certain publicly available business and historical financial information relating to Gartner;

•	Reviewed Gartner’s restated certificate of incorporation and bylaws as they relate to the rights and privileges of both the Class A Common Stock and Class B Common Stock and held discussions with our outside counsel regarding such rights and privileges;

•	Reviewed the historical trading performance and trading liquidity of the Class A Common Stock and the Class B Common Stock;

•	Reviewed the historical trading performance and trading liquidity for other dual-class companies;

•	Compared the financial terms of the proposed reclassification and the exchange ratio thereof with the publicly available financial terms of selected recent reclassification transactions that Perseus deemed relevant and the exchange ratios used in such transactions;

•	Reviewed the historical trading performance, trading liquidity and post-announcement stock price performance for securities in such relevant reclassification transactions;

•	Held discussions with certain members of the management of Gartner with respect to certain aspects of the proposed reclassification and the strategic and other reasons behind the decision of Gartner to engage in the proposed reclassification;

•	Reviewed the proposed amendment to Gartner’s restated certificate of incorporation related to reclassifying the Class A Common Stock and the Class B Common Stock into a single class of Common Stock;

•	Reviewed a draft, dated April 8, 2005, of this proxy statement provided to Perseus;

•	Reviewed and analyzed the current and pro forma ownership of Gartner; and

•	Performed such other analyses and considered such other factors as they deemed appropriate.

     In preparing its opinion, Perseus assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the opinion. Perseus did not make any independent valuation or appraisal of the assets, liabilities or technology of Gartner, nor was it furnished with any such appraisals. Perseus also assumed that the reclassification would qualify as a tax-free exchange and reclassification for United States federal income tax purposes.

     Perseus’ opinion and presentation to the Board of Directors were among many factors taken into consideration by the Board of Directors in making its determination to recommend the proposed reclassification and the transactions contemplated thereby. Consequently, Perseus’ opinion as described above should not be viewed as determinative of the opinion of the Board of Directors or management with respect to the proposed reclassification. The exchange ratio in the proposed reclassification was determined by the Board of Directors and was not based on recommendations from Perseus. Perseus did not advise Gartner with respect to alternatives to the proposed reclassification or Gartner’s underlying decision to proceed with or effect the proposed reclassification.

     Perseus’ opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Perseus does not assume any obligation to update, revise or reaffirm its opinion.

     Gartner has agreed to pay Perseus a fee in connection with its opinion. Perseus’ engagement letter also calls for Gartner to reimburse Perseus for its reasonable out-of-pocket expenses, and Gartner has agreed to indemnify Perseus and its partners, directors, officers, agents, consultants, employees, and controlling persons against particular liabilities, including liabilities under the federal securities laws. The Board of Directors was aware of this fee structure and took it into account in considering Perseus’ opinion and in approving the proposed reclassification.

     Perseus or its affiliates have provided and in the future may provide financial advisory and financing services to Gartner and have received or in the future may receive fees for the rendering of these services.

Opinion of Banc of America Securities LLC, Financial Advisor to the Board of Directors

     Gartner retained Banc of America Securities LLC to act as financial advisor to the Board of Directors of Gartner solely to provide an opinion in connection with the proposed reclassification of the Class B Common Stock and the Class A Common Stock into a single class of new Gartner common stock. Banc of America Securities is a nationally recognized investment banking firm. Banc of America Securities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Gartner selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities’ experience in transactions similar to the proposed reclassification, and its reputation in the technology industry and investment community.

     On April 19, 2005, at a meeting of the Gartner Board of Directors held to evaluate the proposed reclassification, Banc of America Securities delivered to the Board of Directors of Gartner its oral opinion, which was confirmed by delivery of a written opinion dated April 19, 2005, to the effect that, as of that date and based on and subject to the various considerations set forth in the opinion, including the various assumptions and limitations set forth therein, the exchange ratio in the proposed reclassification was fair, from a financial point of view, to the holders of Class B Common Stock. Banc of America Securities’ opinion and presentation to the Board of Directors were among many factors taken into consideration by the Board of Directors in making its determination to recommend the proposed reclassification and the transactions contemplated thereby. Consequently, the analyses described below should not be viewed as determinative of the opinion of the Board of Directors or management with respect to the proposed reclassification. The exchange ratio in the proposed reclassification was determined by the Board of Directors and was not based on recommendations from Banc of America Securities. Neither Gartner nor the Board of Directors limited the investigations made or procedures followed by Banc of America Securities in rendering its opinion. Banc of America Securities did not advise Gartner with respect to alternatives to the proposed reclassification or Gartner’s underlying decision to proceed with or effect the proposed reclassification.

     The full text of Banc of America Securities’ written opinion, dated April 19, 2005, to the Board of Directors of Gartner, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix B-2 to this proxy statement and is incorporated herein in its entirety. You should read this opinion carefully and in its entirety in connection with this proxy statement. In addition, we have also included the following summary of Banc of America Securities’ opinion, which is qualified in its entirety by reference to the full text of the opinion.

     Banc of America Securities’ opinion is directed to the Board of Directors of Gartner and does not constitute a recommendation to any stockholder on how to vote with respect to the proposed reclassification. The opinion addresses only the fairness of the exchange ratio in the proposed reclassification, from a financial point of view, to the holders of Class B Common Stock. The opinion does not constitute an opinion as to the prices at which Class A Common Stock, Class B Common Stock or the new Gartner common stock will actually trade at any time and the opinion does not address the relative fairness of the consideration to be received by the holders of Class B Common Stock or the holders of Class A Common Stock. Furthermore, the opinion does not address the relative merits of the proposed reclassification compared to other business strategies considered by or available to the Board of Directors, nor does it address the Board of Directors’ decision to proceed with the proposed reclassification.

     In rendering its opinion, Banc of America Securities, among other things:

•	reviewed publicly available business and financial information of Gartner;

•	reviewed Gartner’s Restated Certificate of Incorporation, as well as a draft, dated April 8, 2005, of Gartner’s Amended and Restated Certificate of Incorporation;

•	reviewed the reported prices and trading activity for the Class A Common Stock and Class B Common Stock from April 18, 2000 to April 18, 2005;

•	reviewed the reported prices and trading activity for selected companies with two classes of publicly traded stock from April 18, 2000 to April 18, 2005;

•	reviewed the financial terms of selected recent reclassification transactions that Banc of America Securities deemed relevant;

•	reviewed the historical trading performance, trading activity, and post-announcement stock price performance for securities in the selected recent reclassification transactions;

•	reviewed the current ownership structure of Gartner, as well as the ownership structure of Gartner following consummation of the proposed reclassification;

•	reviewed a draft, dated April 8, 2005, of this proxy statement provided to Banc of America Securities;

•	discussed with management of Gartner the rationale for the proposed reclassification and for the original creation of the dual class structure; and

•	performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

     Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. Banc of America Securities assumed that the proposed reclassification will qualify as a tax-free exchange and reclassification for United States Federal income tax purposes. Banc of America Securities also assumed that the final Amended and Restated Certificate of Incorporation will not differ in any material respect from the draft, dated April 8, 2005, and that the proposed reclassification will be consummated as provided in the draft proxy statement, dated April 8, 2005.

     In addition, for purposes of its opinion, Banc of America Securities:

•	relied on advice of counsel and tax advisors to Gartner as to all legal and tax matters with respect to Gartner and the proposed reclassification; and

•	did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of Gartner, nor did Banc of America Securities receive any appraisals.

     Banc of America Securities’ opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities does not assume any obligation to update, revise or reaffirm its opinion.

     Gartner has agreed to pay Banc of America Securities a fee in connection with its opinion. Banc of America Securities’ engagement letter also calls for Gartner to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, and Gartner has agreed to indemnify Banc of America Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees, and controlling persons against particular liabilities, including liabilities under the federal securities laws. The Board of Directors was aware of this fee structure and took it into account in considering Banc of America Securities’ opinion and in approving the proposed reclassification.

     Banc of America Securities or its affiliates have provided and in the future may provide financial advisory and financing services to Gartner and have received or in the future may receive fees for the rendering of these services. An affiliate of Banc of America Securities serves as agent bank and is a lender under Gartner’s senior credit facility and has received fees for the rendering of such services. In the ordinary course of our businesses, Banc of America Securities and its affiliates may actively trade the debt and equity securities or loans of Gartner for its own account or for the accounts of customers, and accordingly, Banc of America Securities and its affiliates may at any time hold long or short positions in such securities or loans.

Conditions Precedent to Effectiveness of the Amendment

     The effectiveness of the proposed amendment to our restated certificate of incorporation and the resulting reclassification of our Class A Common Stock and Class B Common Stock into a single class of common stock are conditioned upon each of the following:

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our Class A Common Stock and the Class B Common Stock, voting together as a single class;

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our Class A Common Stock, voting as a separate class;

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our Class B Common Stock, voting as a separate class; and

•	receipt of authorization to list the single class of common stock on the New York Stock Exchange.

     If any of the above conditions are not satisfied, we will not file the proposed amendment with the Delaware Secretary of State and the reclassification of our Class A Common Stock and Class B Common Stock into a single class of common stock will not occur.

Reservation of Rights

     The Board of Directors reserves the right to abandon the adoption of the proposed amendment to our restated certificate of incorporation without further action by the stockholders at any time before the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State, even if the amendment has been approved by the stockholders at the annual meeting and all other conditions to such adoption have been satisfied. Although the Board of Directors does not currently anticipate exercising its rights to abandon the proposed amendment nor does it contemplate specific events that would trigger abandonment, the Board of Directors will defer or abandon the proposed amendment if, in its business judgment, the combination of the Class A Common Stock and the Class B Common Stock are no longer in the best interests of Gartner or its stockholders. The Board of Directors will also abandon the proposed amendment if any of the conditions described under “Conditions Precedent to Effectiveness of the Amendment” fail to occur and will not proceed with the reclassification of our Class A Common Stock and Class B Common Stock in such case without seeking further stockholder approval.

Certain Effects of the Amendment

     If the proposed amendment is approved and filed, each share of our outstanding Class A Common Stock and Class B Common Stock will automatically be reclassified into a share of a single class of common stock. If we adopt the proposed amendment to our restated certificate of incorporation, it will have the following effects, among others, on the holders of Class A Common Stock and Class B Common Stock and on our company:

Voting Power of Holders of Our Class A Common Stock and Class B Common Stock

Election and Removal of Directors

     The holders of Class A Common Stock currently vote with the holders of any outstanding voting preferred stock to elect 20% of the members of our Board of Directors, and the holders of Class B Common Stock currently vote to elect 80% of the members of our Board of Directors. After the adoption of the proposed amendment, the holders of Class A Common Stock and the holders of Class B Common Stock will be holders of a single class of common stock and will vote together for the election of all of our directors.

     Our restated certificate of incorporation currently provides that our directors may only be removed by the holders of the class of common stock that appointed such director. After adoption of the proposed amendment, each of our directors may be removed by a vote of our stockholders voting as a single class.

All Other Matters

     As to all other matters on which stockholders are entitled to vote, the proposed amendment will have no impact on the voting power of holders of Class A Common Stock and Class B Common Stock. On such matters, the holders of Class A Common Stock and Class B Common Stock are currently entitled to cast approximately ___% and ___%, respectively, of the votes entitled to be cast. After the adoption of the proposed amendment, the current holders of Class A Common Stock and the current holders of Class B Common Stock will be entitled to cast approximately ___% and ___%, respectively, of the votes entitled to be cast based on the shares outstanding on May 12, 2005.

Economic Interest of Holders of Class A Common Stock and Class B Common Stock

     The proposed amendment will have no impact on the economic equity interest of holders of Class A Common Stock and Class B Common Stock, including with regard to dividends, liquidation rights or redemption. The shares held by the holders of our Class A Common Stock and Class B Common Stock currently represent ___% and ___%, respectively, of the total outstanding shares of common stock. After the adoption of the proposed amendment, the shares of new common stock held by current holders of Class A Common Stock and Class B Common Stock would be ___% and ___%, respectively.

Interest of Silver Lake Partners, L.P., and Its Affiliates

     The reclassification will increase the relative voting power of current holders of Class A Common Stock with respect to the election and removal of directors, particularly Silver Lake, who will own approximately ___% of our common stock on a combined basis and who have contractual rights to appoint two directors pursuant to the Amended and Restated Securityholders Agreement dated April 13, 2000, in addition to any other directors they may otherwise be able to elect as a result of their share ownership. Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. own 37,740,128 shares of Class A Common Stock. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Glenn H. Hutchins and Michael J. Bingle, each of whom serves on our Board of Directors, are Managing Members and Officers of Silver Lake Technology Associates, L.L.C. and Senior Members of Silver Lake Technology Investors, L.L.C. As such, Mr. Hutchins and Mr. Bingle could be deemed to have shared voting or dispositive power over these shares. Mr. Hutchins and Mr. Bingle, however, disclaim beneficial ownership in these shares, except to the extent of their pecuniary interests.

Capitalization

     The proposed amendment will have no impact on the total issued and outstanding shares of common stock. As of ___, 2005, there were ___shares of common stock issued and outstanding, consisting of ___shares of Class A Common Stock and ___shares of Class B Common Stock. After the adoption of the proposed amendment, there will be approximately ___shares of the new common stock outstanding. In addition, the amendment will not increase our total number of authorized shares of common stock. The amendment authorizes the issuance of 250,000,000 shares of new common stock, which is the combined total number of shares of Class A Common Stock and Class B Common Stock currently authorized by our restated certificate of incorporation.

Market Price of Common Stock

     After the adoption of the proposed amendment, the market price of shares of our new common stock will depend, as before the amendment, on many factors including our future performance, general market conditions and conditions in the industries in which we operate. Accordingly, we cannot predict the price at which our new common stock will trade following the amendment, just as we could not predict the prices at which Class A Common Stock and Class B Common Stock would trade following the creation of the dual-class structure. On May ___, 2005, the per-share closing prices of our Class A Common Stock and Class B Common Stock on the New York Stock Exchange were $___and $___, respectively.

New York Stock Exchange Listing of New Common Stock, CUSIP Numbers

     After the effective date, if authorization is received from the New York Stock Exchange, our new common stock will retain the Class A Common Stock’s ticker symbol on the New York Stock Exchange and will accordingly be listed on such exchange under the ticker symbol “IT.” We will cause our Class B Common Stock to be delisted from the Stock Exchange after the effective date. Furthermore, our new common stock will have a new CUSIP security identification number.

Operations

     The proposed amendment will have no impact on our operations.

Resale of New Common Stock

     Shares of our new common stock may be sold in the same manner as the Class A Common Stock and Class B Common Stock may currently be sold. Our affiliates will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.

Rights Agreement

     Under our existing stockholder rights agreement, each outstanding share of our Class A Common Stock and Class B Common Stock currently includes an associated preferred stock purchase right. These rights trade with the outstanding shares of Class A Common Stock and Class B Common Stock. The rights become exercisable upon the acquisition by a person or affiliate group of 20% or more of all our total outstanding shares or 20% of the outstanding shares of either our Class A or Class B Common Stock.

     The rights agreement will be amended to make the rights applicable to the new common stock and to delete references to the Class A Common Stock and Class B Common Stock.

     After the adoption of the proposed amendment, each share of new common stock will include an identical associated preferred stock purchase right that will trade with such share. As with the rights included with the currently outstanding shares of Class A Common Stock and Class B Common Stock, these rights will become exercisable upon the acquisition by a person or affiliated group of 20% or more of the outstanding shares of our new common stock.

Stock Incentive Plans and Employee Stock Purchase Plans

     Outstanding options to purchase Class A Common Stock and other awards with respect to Class A Common Stock issued under employee stock-based incentive plans will be reclassified into options and awards for the same number of shares of new common stock upon the same terms as in effect before the reclassification.

Certain Federal Income Tax Consequences

     We have summarized below certain federal income tax consequences of the proposed amendment based on the Internal Revenue Code of 1986, as amended and currently in effect. This summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances. In addition, this summary is included for general information purposes only and is not intended to constitute advice regarding the federal income tax consequences of the proposed amendment. You are urged to consult your own tax advisor with respect to the tax consequences of the proposed amendment, including tax reporting requirements and tax consequences under state, local or foreign law.

     We believe that as a result of the proposed amendment:

     • no gain or loss will be recognized for federal income tax purposes by any of the holders of our Class A Common Stock or any of the holders of our Class B Common Stock upon the reclassification and conversion of shares of our Class A Common Stock and Class B Common Stock into shares of new common stock;

     • a stockholder’s basis in its shares of new common stock will be the same as the stockholder’s aggregate basis in the Class A Common Stock and Class B Common Stock surrendered;

     • a stockholder’s holding period for the new common stock will include such stockholder’s holding period for the Class A Common Stock and Class B Common Stock surrendered, provided that each share of Class A Common Stock and Class B Common Stock was held by such stockholder as a capital asset as defined in Section 1221 of the Internal Revenue Code on the effective date of the amendment; and

     • no gain or loss will be recognized for federal income tax purposes by Gartner upon the reclassification and conversion of shares of our Class A Common Stock and Class B Common Stock into shares of new common stock.

Accounting Considerations

     Management currently expects that the proposed amendment will not have any material effect on our earnings or book value per share.

Financial Information

     The information set forth in Part II, Item 6; Part II, Items 7 and 7A; and Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 are incorporated herein by reference.

Independent Registered Public Accounting Firm

     Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Class A and Class B Common Stock Certificates

     If the proposed amendment is approved and filed, your existing certificates representing shares of Class A Common Stock and Class B Common Stock will automatically represent an equal number of shares of new common stock. Accordingly, it will not be necessary for record holders of Class A Common Stock or Class B Common Stock holding certificated shares to exchange their existing certificates for new certificates. However, if they so desire, such holders may at any time after the effective date exchange their existing certificates for certificates representing shares of our new common stock by contacting our transfer agent.

Voting Eligibility and Vote Required for Approval of the Reclassification

     All holders of record of shares of Class A Common Stock or Class B Common Stock on the record date are entitled to cast one vote per share with regard to the proposed amendment. Approval of the proposed amendment requires (1) the affirmative vote of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock, voting as a single class, (2) the affirmative vote of a majority of the outstanding shares of our Class A Common Stock, voting separately and (3) the affirmative vote of a majority of the outstanding shares of our Class B Common Stock, voting separately. If you do not provide instructions as to the way your shares should be voted on the proposed amendment, proxies solicited by our Board of Directors will be voted in favor of the proposed amendment.

No Appraisal Rights

     Holders of our Class A Common Stock and Class B Common Stock do not have appraisal rights under Delaware state law or under our restated certificate of incorporation or bylaws in connection with the amendment.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT.

PROPOSAL THREE

PROPOSAL TO AMEND AND RESTATE OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS

     Our restated certificate of incorporation (Article V) currently provides for the classification of our Board of Directors into three classes, with each class being elected every three years, and contains provisions relating to such classification concerning the filling of director vacancies and the removal of directors. The Board of Directors has determined that the restated certificate of incorporation should be amended to repeal these provisions and to make certain conforming changes as appropriate and has unanimously adopted resolutions approving such amendments, declaring their advisability and recommending such amendments to our stockholders.

     The proposed amendment must be approved by holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

     If the proposed amendment is approved by our stockholders, the classified Board structure will be eliminated, the current term of office of each director will end at the 2006 Annual Meeting of Stockholders, and all directors will thereafter be elected for one-year terms at each Annual Meeting of Stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Stockholders.

     If the proposed amendment is not approved by stockholders, the Board of Directors will remain classified, and the four directors elected at the 2005 Annual Meeting will be elected for a three-year term expiring in 2008. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier retirement, resignation, removal or death.

     The Board’s Governance Committee and the full Board have regularly considered the merits of the classified board structure, taking a variety of perspectives into account. While the Board believes that the classified Board structure has promoted continuity and stability and reinforced a commitment to a long-term point of view, it recognizes the growing sentiment of stockholders that the annual election of directors would increase the Board’s accountability to our stockholders. In light of corporate governance trends and stockholder sentiment, the Board, upon the recommendation of the Governance Committee, has determined that the classified board structure should be eliminated.

     The proposed amendment to our restated certificate of incorporation is set forth in Appendix A-2 to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of stockholders, an amendment to the restated certificate of incorporation will be filed with the State of Delaware.

     If both of the proposed amendments to our restated certificate of incorporation (Proposals 2 and 3) as set forth in Appendix A-1 and Appendix A-2 to this proxy statement are approved, our restated certificate of incorporation will be amended and restated to reflect all such changes and will be filed with the State of Delaware.

Reservation of Rights

     The Board of Directors reserves the right to abandon the adoption of the proposed amendment to our restated certificate of incorporation without further action by the stockholders at any time before the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State, even if the amendment has been approved by the stockholders at the annual meeting and all other conditions to such adoption have been satisfied. Although the Board of Directors does not currently anticipate exercising its rights to abandon the proposed amendment nor does it contemplate specific events that would trigger abandonment, the Board of Directors will defer or abandon the proposed amendment if, in its business judgment, eliminating the classified Board structure is no longer in the best interests of Gartner or its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT.

PROPOSAL FOUR

PROPOSAL TO AMEND AND RESTATE OUR 2003 LONG-TERM INCENTIVE PLAN

     Our Board originally adopted, and the stockholders approved, the adoption of the Gartner, Inc. 2003 Long-Term Incentive Plan (the “Plan”) in 2003. On April 19, 2005, our Board adopted an amended and restated Plan. We are asking for stockholder approval of the amendment and restatement of the Plan. The Plan, as amended, is intended to assist us in achieving our goals of increasing profitability and stockholder value by providing our employees, directors and consultants an opportunity to purchase shares of our Class A Common Stock. In the event that Proposal 2 (reclassification of our Class A and Class B Common Stock into a single class of Common Stock) passes, all references herein to Class A Common Stock will mean the new single class of common stock created by that reclassification.

     The amendments to the Plan are subject to approval by our stockholders and will not become effective until the amended Plan is approved by our stockholders. The Plan, as amended, includes the following nine amendments, as well as some nonmaterial changes to the Plan:

     (1) An increase to the number of shares available under the Plan by an additional 11,000,000 shares of Class A Common Stock.

     (2) The addition of restricted stock units as an award available for grant under the Plan.

     (3) The extension of the term of the Plan until April 19, 2015, unless sooner terminated by our Board.

     (4) The ability to grant discretionary awards under the Plan to our outside directors (that is, our non-employee members of our Board), in addition to employees and consultants, and the removal of automatic stock option awards to our outside directors. Although we plan to continue to make regular initial and annual grants to our directors, as specified on page ___, this change to the Plan will allow us more flexibility to respond to changing best practices in the area of director equity compensation, and adjust the non-employee director compensation program as appropriate.

     (5) The addition of a provision granting the committee of our Board administering the Plan the power to delegate its authority under the Plan to one or more directors or officers, except with respect to grants to certain officers.

     (6) The removal of the restriction against granting more than 2,000,000 shares of our Class A Common Stock pursuant to restricted stock, restricted stock units, long-term performance awards measured by the value of our Class A Common Stock or stock appreciation rights granted without related options. The number of shares requested (as indicated in (1), above) was determined after careful consideration of the potential dilutive effects that the issuance of awards may have on our stockholders. During our analysis, it was determined that it was more appropriate to limit the aggregate number of new shares requested, rather than to request more shares, while specifying a sub-limit on certain grant types.

     (7) A change to the limits on awards a participant may receive each fiscal year for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”) to provide that no participant may receive options or stock appreciation rights covering in the aggregate more than 2,000,000 shares of our Class A Common Stock during any fiscal year, and no participant may receive restricted stock units, restricted stock awards or, to the extent payable in or measured by the value of shares, long-term performance awards covering in the aggregate more than 1,000,000 shares of our Class A Common Stock during any fiscal year; provided, that a share subject to a tandem stock appreciation right will not count against the limitation listed above.

     (8) The addition of a second requirement in order for awards to receive full vesting in connection with a change in control. The Plan currently provides that all outstanding awards generally vest (or are deemed earned or are settled, as applicable) immediately upon our change in control. For awards granted after stockholder approval of the amendment and restatement of the Plan, the Plan generally only will provide for the immediate vesting (or deemed earning or settlement, as applicable) of a participant’s awards in connection with a change in control if the participant is terminated without cause within 12 months following the change in control.

     (9) The removal of the authority to offer at any time to buy back an option previously granted to a participant under the Plan.

     If the stockholders approve the amended and restated Plan, it will replace the current version of the Plan. Otherwise, the current version of the Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

     The following is a brief summary of the material features of the Plan. The full text of the amended and restated Plan document is attached as Appendix C. You should read Appendix C in its entirety.

PURPOSE OF THE PLAN

     The purpose of the Plan is to enable us to provide incentives to eligible employees, consultants and directors whose present and potential contributions are important to our continued success, to afford these individuals the opportunity to acquire a proprietary interest in us and to enable us to enlist and retain qualified personnel.

     We intend to continue to consider the dilutive effect that the issuance of awards under our equity compensation program will have on our stockholders in making awards to eligible participants.

ADMINISTRATION AND OPERATION

     A committee of independent directors designated by our Board (the “Committee”) will administer the Plan, currently the Compensation Committee of our Board. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code or granted to an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable us to receive a federal tax deduction for certain compensation paid under the Plan) and who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act (dealing with short-swing profit rules). Under the amended Plan, the Committee has the discretion to delegate its authority under the Plan to one or more directors or officers, except with respect to grants to officers subject to Section 16 of the Exchange Act and awards intended to qualify as “performance based compensation” within the meaning of Section 162(m).

     Subject to certain restrictions, the Committee will have the authority to interpret the Plan and will oversee all decisions regarding its administration, including the selection of award recipients, the determination of the types of awards they receive, the establishment of the terms, conditions and other provisions of such awards and any modification or amendment of such awards. This includes the authority to determine the exercise price, the number of shares subject to each award (subject to the limits under the plan), the exercisability of the awards and the form of consideration payable upon exercise, and to make all other determinations necessary or advisable for administering the Plan. Without the approval of our stockholders, the exercise price of options may not be reduced after the date of grant nor may options be exchanged for new options with a lower exercise price.

GENERAL TERMS AND ELIGIBILITY

     The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, long-term performance awards and common stock equivalent awards (each, an “award”) to our employees, directors, and consultants. All of our employees and consultants (and the employees or consultants of any parent or subsidiary corporation of ours) and our outside directors are eligible to receive awards under the Plan; however, only eligible employees of us or our parent or subsidiary may receive an incentive stock option. Seven outside directors and approximately [___] employees and consultants participate in the Plan. On May ___, 2005, the closing price of our Class A Common Stock was $[___] per share.

SHARES AVAILABLE FOR ISSUANCE

     Stockholder approval of this proposal will result in an increase to the number of shares available under the Plan by an additional 11,000,000 shares of Class A Common Stock. Assuming stockholder approval of this proposal, a total of 20,928,000 shares of our Class A Common Stock will have been reserved for issuance under the Plan. On December 31, 2004, a total of 3,436,249 shares of our Class A Common Stock remained available for future issuance under the Plan.

     If any shares of stock that are subject to an award under the Plan are not issued or cease to be issuable for any reason, (including, for example, because the award is settled in cash, terminated, forfeited or cancelled, or the shares subject to the award or other shares owned by the participant are used to satisfy the exercise price or tax withholding obligations related to the award), those shares will become available for additional awards.

     The number of shares available for issuance under the Plan, the number of shares covered by an outstanding award, the number of shares and other awards provided to outside directors, the award limits under the Plan and the price per share covered by each outstanding award are subject to proportionate adjustment in the event of a stock split, reverse stock split, stock dividend, spin-off or split-up, or combination or reclassification of the Class A Common Stock or similar action.

TYPES AND GENERAL TERMS OF AWARDS

     Awards under the Plan may take the form of incentive or nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, long-term performance awards or common stock equivalents. Subject to certain restrictions set forth in the Plan, the Committee will set the terms, conditions and other provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule and termination, cancellation and forfeiture provisions.

     All awards are subject to the following specific restrictions:

     • Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with certain awards granted to such persons, the Plan provides that no participant may receive options or stock appreciation rights, excluding shares subject to tandem stock appreciation rights, covering in the aggregate more than 2,000,000 shares of our Class A Common Stock during any fiscal year, and no participant may receive restricted stock units, restricted stock awards or, to the extent payable in or measured by the value of shares, long-term performance awards covering in the aggregate more than 1,000,000 shares of our Class A Common Stock during any fiscal year (together, referred to as the “Per Person Limits”).

     • No participant may receive long-term performance awards payable in cash and not measured by the value of shares of our Class A Common Stock during any fiscal year covering an amount in excess of $2,500,000.

     • Except for adjustments made to address stock splits and similar transactions, the exercise price for outstanding options granted under the Plan may not be reduced after the date of grant and any outstanding option granted under the Plan may not be surrendered to us as consideration for the grant of a new option with a lower exercise price without approval of our stockholders.

     • Unless otherwise determined by the Committee, an award may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and during the lifetime of a participant, may be exercised or purchased only by the participant. The Committee may permit the transfer of an award to members of a participant’s immediate family.

     • The Committee determines the permissible methods of exercise or purchase of an award, which may include cash or check, certain other shares of our stock owned by the participant having a fair market value equal to the price payable by the participant for the award, net exercise and any other legal consideration that the Committee deems appropriate or any combination of the foregoing. However, we may not make loans to participants for the purposes of paying the exercise, purchase price or taxes related to any award.

     The Committee may designate any award as “performance-based compensation” for purposes of Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, we generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the four other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the Plan to qualify as “performance-based” compensation under Section 162(m), among other things, the stockholders must approve the material terms of the Plan, including the performance goals that may be permitted to apply to certain awards granted under the Plan, and the per person annual award limits of the Plan. Certain awards intended to qualify as

“performance-based compensation,” such as restricted stock, restricted stock units and long-term performance awards, must be conditioned on the achievement of one or more of the following “Performance Objectives”: specified levels of, or increases in, our (or our parent or subsidiary’s) return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes and amortization, core research contract value, total sales bookings, sales growth, gross margin, return on investment, increase in the fair market value of our Class A Common Stock, share price (including, but not limited to, growth measures and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets.

     Any Performance Objectives used may be measured, as applicable, in absolute terms or in relative terms (including against another company or companies), on a per-share basis, against our performance as a whole or of any parent, subsidiary or business unit of ours, and on a pre-tax or after-tax basis. The amended and restated Plan also allows the Committee to adjust any of the Performance Objectives applicable to an award to reflect extraordinary expenses or changes in accounting rules. In addition, for those awards not intended to qualify as “performance-based” compensation for purposes of Section 162(m), the Committee may modify the Performance Objectives used to reflect a change in our business, operations, corporate structure or capital structure or of a parent, subsidiary or business unit of ours, or in other circumstances rendering the Performance Objectives unsuitable.

OPTIONS

     A stock option is the right to purchase shares of our Class A Common Stock at a fixed exercise price for a fixed period of time. Options granted under the Plan may be incentive stock options, within the meaning of Section 422 of the Code, granted to our employees, or may be nonstatutory stock options. Each option is evidenced by an award agreement between us and the optionee, and is subject to the following terms and conditions:

     • The Committee determines the number of shares granted to a participant pursuant to a stock option, subject to the Per Person Limits described above.

     • The Committee will determine the exercise price of options granted under the Plan, but no options will have an exercise price less than the fair market value of our Class A Common Stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted.

     • The terms of options are determined by the Committee, provided that no option will be exercisable more than ten years after the date of grant. However, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option must not exceed five years.

     • After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time determined by the Committee and stated in the award agreement.

STOCK APPRECIATION RIGHTS

     A stock appreciation right is the right to receive the appreciation in the fair market value of our Class A Common Stock between the exercise date and the date of grant, for that number of shares of our Class A Common Stock with respect to which the stock appreciation right is exercised. We may grant stock appreciation rights in connection with or separate from grants of stock options. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The Committee determines the exercise price of stock appreciation rights, except that no stock appreciation right may have an exercise price less than the fair market value of the shares on the date the award is granted. The Committee also determines the vesting schedule and other terms and conditions of stock appreciation rights. The Committee also will determine the number of shares granted to a participant pursuant to a stock appreciation right, subject to the Per Person Limits as discussed above. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. In no event will a stock appreciation right be exercised later than the expiration of its term. The Committee may, in its sole discretion, pay amounts owed pursuant to a stock appreciation right in cash, shares of our Class A Common Stock or in a combination thereof.

RESTRICTED STOCK

     Restricted stock awards are awards of shares of our Class A Common Stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate including, if the Committee has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the restricted stock will vest based on the achievement of Performance Objectives. Each award of restricted stock is evidenced by an award agreement specifying the terms and conditions of the award. The Committee determines the purchase price of any grants of restricted stock and, unless the Committee determines otherwise, shares that do not vest typically will be subject our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant’s service with us for any reason including death or disability.

     The Committee will determine the number of shares of restricted stock granted to any participant, subject to the Per Person Limits discussed above.

RESTRICTED STOCK UNITS

     Restricted stock units are awards of a right to receive Class A Common Stock, which may be paid out upon vesting or such other time or times determined by the Committee. Each restricted stock unit has an initial value equal to the fair market value of a share on the date of grant. The Committee determines the terms and conditions of restricted stock units. Each restricted stock unit award will be evidenced by an award agreement that will specify terms and conditions as the Committee may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. If the Committee has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the restricted stock unit will vest based on the achievement of Performance Objectives. The Committee will determine the number of shares granted pursuant to a restricted stock unit award, subject to the Per Person Limits as discussed above.

LONG-TERM PERFORMANCE AWARDS

     Long-term performance awards are awards that permit the recipient to receive a cash or stock bonus upon satisfaction of the Performance Objectives determined by the Committee during the performance period the Committee has specified. Each long-term performance award will be evidenced by an award agreement that will specify terms and conditions as the Committee may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate.

AWARDS TO OUTSIDE DIRECTORS

     Common Stock Equivalents. On a quarterly basis, each of our outside directors will receive common stock equivalent awards for at least 50%, and at the outside director’s election up to 100%, of his or her total cash compensation. A director must elect to receive common stock equivalents in lieu of his or her compensation for the following year by no later than December 31st of each year. The common stock equivalents will be equal in value to that portion of the outside director’s quarterly compensation that he or she has elected to receive in common stock equivalents divided by the fair market value of our Class A Common Stock on the first business day of each of fiscal quarter. The common stock equivalents will be credited to a book-entry account. Additional common stock equivalents will be credited to such account to the extent we distribute a cash dividend on our outstanding Class A Common Stock. Our obligation with respect to common stock equivalents will not be funded or secured.

     Other grants of equity made to outside directors will be made under this Plan. At the discretion of the Committee, outsider directors also may receive discretionary awards under the Plan.

OTHER PROVISIONS

     Liquidation or Dissolution. In the event of our proposed dissolution or liquidation, any unexercised awards will terminate immediately prior to the consummation of the proposed action.

     Merger or Asset Sale. In the event of a merger with or into another corporation or our sale of all or substantially all of our assets, the Plan provides that the successor corporation will assume or substitute an equivalent award for each outstanding award. Unless determined otherwise by the Committee, awards not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of at least 15 days from the date of notice to the award recipient. The option or stock appreciation right will terminate at the end of such period and the restricted stock, restricted stock units and other awards will be fully vested as to all of the shares subject to the award, including shares which would not otherwise be vested.

     Change in Control. Unless the Committee determines otherwise, if we are subject to a change in control (as defined in the Plan), all outstanding awards granted before stockholder approval of this amendment and restatement of the Plan that are subject to a vesting schedule, substantial risk of forfeiture or performance conditions will vest immediately, the risk of forfeiture will lapse immediately, the performance conditions will be deemed to be satisfied at target and any award requiring exercise by the participant will remain exercisable for at least 90 days following the date of the change in control. In addition, all common stock equivalents will be settled immediately in shares of Class A Common Stock. For awards granted on or after stockholder approval of this amendment and restatement of the Plan, unless the Committee determines otherwise, if we are subject to a change in control (as defined in the Plan) all outstanding awards granted to a participant who is terminated without cause within 12 months following the change in control and that are subject to a vesting schedule, substantial risk of forfeiture or performance conditions will vest immediately upon the participant’s termination, the risk of forfeiture will lapse immediately, the performance conditions will be deemed to be satisfied at target and any award requiring exercise by the participant will remain exercisable for at least 90 days following the date of the termination. In addition, all common stock equivalents of a participant who is terminated without cause within 12 months following the change in control will be settled immediately in shares of Class A Common Stock.

     Amendments and Termination. Our Board may amend, suspend or terminate the Plan, provided that action does not impair materially any award then outstanding. Our Board may not amend the Plan to increase the number of shares available for issuance or increase any of the limitations on the number of awards that may be made to individual participants without the approval of our stockholders. No award may be granted under the Plan after April 19, 2015. As noted above, without the approval of our stockholders, the exercise price of options may not be reduced after the date of grant nor may options be exchanged for new options with a lower exercise price.

     Foreign Jurisdictions. To facilitate awards to foreign nationals or to employees employed by us (or certain affiliates) outside the United States, the Committee may approve supplements to, or amendments, restatements or alternative versions of, the Plan without affecting the terms of the Plan for any other purpose; provided that no such supplements, amendments, restatements or alternative versions include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the material U.S. federal income tax consequences associated with awards under the Plan. It is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. It does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the recipient may reside.

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we generally are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we generally are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (i.e., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Other Awards. For other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the shares and we will generally be entitled to a corresponding tax deduction.

     Tax Effect for Gartner. We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of its other four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of awards that any individual may receive per year. The Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such awards.

PLAN BENEFITS

     Except for the common stock equivalent awards granted automatically to our outside directors, the awards granted under the Plan are subject to the discretion of the Committee and are not determinable at this time. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the Plan. The following table sets forth with respect to the Plan (a) the total number of shares of our Class A Common Stock subject to options granted during the last fiscal year, (b) the average per share exercise price of such options (c) the total number of shares of restricted stock granted during the last fiscal year, (d) the U.S. dollar value of such shares of restricted stock, based on $12.46 per share, the last reported trade price for shares on December 31, 2004, (e) the total number of common stock equivalents granted during the last fiscal year, and (f) the U.S. dollar value of such common stock equivalents. No other types of awards were granted under the Plan during the last fiscal year.

			Number of	Dollar Value		Dollar Value
		Average	Shares of	of Shares of	Number of	of Common
	Number of	Per Share	Restricted	Restricted	Common	Stock
	Options	Exercise	Stock	Stock	Stock	Equivalents
Name of Individual or Group	Granted	Price ($)	Granted	Granted ($)	Equivalents	Granted ($)
Eugene A. Hall, Chief
Executive Officer	800,000	$12.11	–	–	–	–

Michael D. Fleisher, Chief
Executive Officer	–	–	–	–	–	–

Alister Christopher,
Senior Vice President,
Worldwide Events	12,000	$12.45	–	–	–	–

			Number of	Dollar Value		Dollar Value
		Average	Shares of	of Shares of	Number of	of Common
	Number of	Per Share	Restricted	Restricted	Common	Stock
	Options	Exercise	Stock	Stock	Stock	Equivalents
Name of Individual or Group	Granted	Price ($)	Granted	Granted ($)	Equivalents	Granted ($)
Michael McCarty, Senior
Vice President, Global
Sales	125,000	$12.17	–	–	–	–

Robert C. Patton,
President, Gartner
Consulting	210,000	$12.11	33,000	$411,180

Clive Taylor, Senior Vice
President, International
Operations	–	–	–	–	–	–

Maureen O’Connell,
President and Chief
Operating Officer	55,000	$12.49	–	–	–	–

Willard Pardue, Jr.,
President, Gartner
Intelligence	660,000	$11.27	175,000	$2,180,500	–	–

All executive officers, as a group	2,328,500	$11.94	241,000	$3,002,860	–	–

All directors who are not executive officers, as a group	64,000	$11.86	–	–	24,824	$301,546

All employees who are not executive officers, as a group	2,751,899	$12.45	–	–	–	–

RECOMMENDATION OF OUR BOARD

     We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Our employees are our most valuable assets. Stock options and other awards such as those provided under the amended and restated Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. While we do not have any specific plans or commitments to issue stock options or awards under the amended and restated Plan at this time, other than with respect to common stock equivalent awards automatically granted to outside directors, for the reasons stated above and to ensure we can continue to grant equity-based awards to our service providers at levels determined appropriate by the Board and the Committee of the Board, the stockholders are being asked to approve the amended and restated Plan.

     OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2003 LONG-TERM INCENTIVE PLAN.

PROPOSAL FIVE

APPROVAL OF AN OFFER BY GARTNER TO BUY BACK CERTAIN OUTSTANDING OPTIONS FOR CASH AND APPROVAL OF AMENDMENTS TO CERTAIN STOCK OPTION PLANS TO PERMIT THE OFFER

     We currently are considering making an offer to all current and former employees, except our current executive officers and directors, to buy back certain outstanding stock options previously granted under our 1991 Stock Option Plan, 1994 Long Term Stock Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan and 1999 Stock Option Plan (the “Stock Plans”). We are asking our stockholders to approve the proposed program. The offer to redeem certain outstanding options under the Stock Plans in exchange for cash (the “offer”) would be a one-time offer and participation would be voluntary. We also are asking our stockholders to approve an amendment to each Stock Plan, other than the 1991 Stock Option Plan and the 1999 Stock Option Plan, to generally permit us to offer to repurchase outstanding options.

     A primary reason for this repurchase offer is that the number of options outstanding as a percent of the total number of common shares outstanding (called the “overhang”) has grown to an undesirable level, in large part because of the decrease in our stock price over the last few years. We believe that continuing with the present level of overhang could result in the dilution of our stockholders, and could potentially have a negative impact on our outstanding shares and earnings per share. We expect that this offer will help us to significantly reduce the overhang and, as a result, will be beneficial to us and our stockholders.

     In addition, a critical factor in our success has been the motivation of our employees through appropriate levels of cash and equity compensation. We consider stock options to be an important component of such employee compensation. We issued the currently outstanding stock options that will be the subject of the offer to provide incentive to our employees to promote increased stockholder value, to help us attract and retain personnel responsible for the continued success of our business, and to reward employees for their contributions to our success. However, many outstanding options now have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” This substantial difference between the exercise price and the current market price has rendered these options without value in the current economic environment. By making this offer to exchange certain underwater options for cash, we believe we will be able to improve employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions.

TEXT OF PROPOSED AMENDMENT

     None of the Stock Plans, other than the 1991 Stock Option Plan and the 1999 Stock Option Plan currently permit us to offer to repurchase outstanding options granted thereunder. For the reasons stated above, the Board believes it to be in the best interests of Gartner and its stockholders to amend each Stock Plan (other than the 1991 Stock Option Plan and the 1999 Stock Option Plan) to permit us to offer to repurchase outstanding options granted under the applicable Stock Plan. The text of the proposed amendment, the language of which would be added to each amended Stock Plan, effective upon stockholder approval, is substantially as follows:

     “Buyout Provisions. The Committee may at any time offer to buy from a Participant an Option previously granted, on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.”

The precise language of the amendment may be modified on a Stock Plan-by-Stock Plan basis as necessary to conform to the defined terms in use under the applicable Stock Plan.

TERMS OF PROPOSED OFFER

For the reasons discussed above, our Board is considering offering, subject to the approval of our stockholders, a one-time offer to buy back certain vested and outstanding stock options for cash, generally structured within the parameters described below. The approval of the stockholders would permit us to commence the offer as soon as the Board determines is advisable. The offer would be made to holders of certain vested and outstanding options on the terms listed below. We believe that we will pay out cash for redeemed stock options in an amount ranging between $6,000,000 and $8,000,000, assuming 100% participation.

Although the Board intends the offer to be made substantially on the following terms, the Board reserves the right to change or add to the terms of the proposed offer. The currently proposed terms are:

•	All current and former employees, except our current executive officers and directors, will be eligible to participate in this offer. Participation in the offer will be voluntary.

•	Options eligible to be redeemed in the offer will be those that:

(1) were granted under the Stock Plans (options granted under the 2003 Long-Term Incentive Plan are not eligible for this offer);

(2) have an exercise price per share that is at least twenty percent (20%) above the average closing price of our common stock during the fourteen (14) trading days prior to the commencement of the offer;

(3) are fully vested and outstanding as of the last date on which the offer remains open for acceptance; and

(4) are held by eligible current and former employees.

•	Optionholders will be offered the opportunity to elect to cancel eligible options in exchange for a payment equal to the value of the outstanding options, as calculated based on the Black-Scholes valuation technique.

•	The redemption price would be paid in cash to the participants as soon as practicable after the cancellation of the options.

•	In order to participate, a participant must elect to have all of his or her eligible options redeemed in the offer. A participant will not be permitted to have only some of his or her eligible options purchased by us.

All eligible options will be vested at the time of the offer; therefore, the cash amount granted in exchange for the cancellation of options also will be fully vested.

REASONS FOR THE OFFER

The Board believes that the offer is in the best interests of Gartner and its stockholders, in that the repurchase of options held by current and former employees (1) will reduce the option overhang, (2) will improve employee morale, and (3) will enable us to realign our equity compensation programs to more closely reflect the current market and economic conditions. Additionally, under the terms of the proposed offer, our current executive officers and directors will not be eligible to participate in the offer.

MATERIAL TERMS OF STOCK PLANS BEING AMENDED

The material terms of the 1994 Long Term Stock Option Plan (the “1994 Plan”), 1996 Long Term Stock Option Plan (the “1996 Plan”) and the 1998 Long Term Stock Option Plan (the “1998 Plan”), each as amended by this proposal, are summarized below. This summary is qualified in its entirety by reference to each applicable Stock Plan.

     General. Each of the Stock Plans being amended was adopted by our Board and approved by our stockholders. The 1994 Plan, the 1996 Plan and the 1998 Plan each provide for the issuance of incentive stock options or nonstatutory stock options to purchase up to 6,560,000 shares, 1,800,000 shares and 2,500,000 shares, respectively. The 1994 Plan terminated in 2004. Unless sooner terminated by our Board, the 1996 Plan will terminate in 2006 and the 1998 Plan will terminate in 2008. No options will be granted in the future under the 1996 Plan or the 1998 Plan.

     Purpose. The purpose of the Stock Plans being amended generally is to attract and retain quality personnel for positions of substantial responsibility. In addition, the 1994 Plan, the 1996 Plan and the 1998 Plan are intended to create additional incentive for our senior personnel by offering long term equity participation in Gartner, and to promote the success of our business.

     Administration. The 1994 Plan, the 1996 Plan and the 1998 Plan may be administered by the Board or a committee appointed by the Board. With respect to directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these plans will be administered in a manner designated to comply with Rule 16b-3 of the Exchange Act, which generally means that the administering committee will consist of two or more directors who qualify as “non-employee directors” under Rule 16b-3. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the committee administering the 1996 Plan and the 1998 Plan will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable us to receive a federal tax deduction for certain compensation paid under the plans). The Board, the compensation committee or other committee administering the Stock Plans to be amended is referred to herein as the “Administrator.” Under the 1994 Plan, the 1996 Plan and the 1998 Plan, the Administrator has the power to determine the terms of the awards, including the authority to reduce the exercise price of an option or institute an option exchange program in which options are exchanged for options with a lower exercise price. The Administrator interprets and construes the terms of the Stock Plans, and the Administrator’s decision is final and binding. The Administrator may amend the Stock Plans at any time, although certain amendments require the approval of the stockholders.

     Eligibility. Under the 1994 Plan, the 1996 Plan and the 1998 Plan, options may be granted to our senior personnel.

     Options. Each option granted under the 1994 Plan, the 1996 Plan and the 1998 Plan is evidenced by a written stock option agreement between us and the optionee. The terms of and conditions of such grants are as described below.

     Exercise Price. The Administrator determines the exercise price of options granted under the plans at the time the options are granted, but with respect to incentive stock options and, under the 1996 Plan and the 1998 Plan nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the exercise price generally must be at least equal to the fair market value of our Class A Common Stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted.

     Limitations. Under both the 1994 Plan and the 1996 Plan, no employee may be granted options under the applicable plan to purchase more than 500,000 shares in any fiscal year of ours, except that he or she may be granted options to purchase up to an additional 500,000 shares in connection with his or her initial employment. Under the 1998 Plan, no employee may be granted options to purchase more than 150,000 shares in any fiscal year of ours, except that he or she may be granted options to purchase up to an additional 150,000 shares in connection with his or her initial employment.

     Vesting; Option Term. Options vest in accordance with a schedule determined by the Administrator and indicated in the option agreement. The term of an option is determined by the Administrator, provided that no option will be exercisable more than ten years after the date of grant. However, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years.

     Termination of Employment. After termination of one of our employees for any reason other than death or disability, he or she may exercise his or her vested option for the period of time determined by the Administrator and stated in the option agreement; however, in no event may an incentive stock option be exercised more than 3 months after termination. If an employee’s employment terminates as a result of death or disability, he or she (or, if the employee has died, the employee’s estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination. However, in no event shall any option be exercisable after the expiration of the term of such option as set forth in the option agreement.

     Merger. In the event of our merger or the sale of substantially all our assets, each option granted under the 1994 Plan, the 1996 Plan and the 1998 Plan may be assumed or substituted. Any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of up to 15 days from the date of notice to the optionee, and will thereafter terminate.

     Nontransferability of Options. Options granted under the Stock Plans that are to be amended generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee. However, the 1998 Plan allows the Administrator to provide for the transfer of nonstatutory stock options to the optionee’s immediate family.

AMENDED PLAN BENEFITS

     No future options will be granted under the Stock Plans being amended by this proposal. The amount and timing of cash to be paid in repurchase of eligible outstanding options under the proposed offer cannot be determined in advance. None of our current executive officers or directors will be eligible to participate in the offer, and therefore they do not have an interest in the proposal to approve the offer.

FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER

     For purposes of U.S. federal income tax law, participants in the offer generally will be subject to ordinary income tax on the amount of any cash received in exchange for the cancellation of stock options. The cash payment will be treated as wages and will be subject to applicable withholding taxes. We generally will be entitled to a deduction in the same amount as the ordinary income recognized by the participant.

     The above summary is based on existing U.S. laws and regulations as of the date of this description, and there can be no assurance that those laws and regulations will not change in the future. It does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the recipient may reside.

ACCOUNTING TREATMENT OF THE OFFER

     If the stockholders approve this proposal, we are currently considering launching the proposed offer in July 2005. On April 14, 2005, the Securities and Exchange Commission (the “SEC”) announced the adoption of a new rule that delays the date of required adoption of Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“123R”). Instead of being required to adopt 123R on July 1, 2005, Gartner is now required to adopt 123R on January 1, 2006. Based on this announcement, we are currently analyzing the accounting effects of the proposed offer in order to determine whether we should adopt 123R prior to launching the proposed offer.

     If we do not adopt 123R prior to launching the proposed offer, then the accounting for the offer will be governed by Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, the cash consideration paid for redeemed stock options is treated as compensation expense which is a charge to earnings. Assuming 100% participation, this charge would be between $6 and $8 million, pretax. Additionally, those outstanding options which we offered to redeem and which were not tendered would be subject to variable accounting treatment from the day of the offer onwards, requiring us to take a potential charge each quarter to the extent the in the money value of those options increased as measured on the last day of the quarter. Additionally, to the extent we issue new equity awards to those employees whose options we redeemed within 6 months from the closing of the offer, those equity awards would also be subject to variable accounting. Any variable accounting treatment triggered by the proposed offer would cease upon our adoption of 123R which is currently required by the SEC to occur on January 1, 2006.

     Should we adopt 123R prior to launching the proposed offer, then we will not incur a charge to earnings for the cash consideration paid for redeemed stock options. As we will be redeeming the options at a price lesser or equal to fair value, the cash consideration paid for redeemed stock options will result in a reduction in the amount of our additional paid-in-capital account on our balance sheet. Additionally, we will be required to revalue certain deferred tax assets set up when the options being redeemed were expensed. Any revaluation of deferred tax assets would result in non-cash tax expense which could be material.

RECOMMENDATION OF OUR BOARD

     We believe that the offer will enable us to significantly reduce our overhang, which currently is at an undesirable level. In addition, because our employees are our most valuable assets, we believe strongly that the approval of the offer is an important step in improving employee morale and enabling us to realign our compensation programs to more closely reflect the current market and economic conditions.

     OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE OFFER TO BUY BACK CERTAIN OUTSTANDING STOCK OPTIONS FOR CASH AND APPROVAL OF THE AMENDMENTS TO THE 1994 LONG TERM STOCK OPTION PLAN, 1996 LONG TERM STOCK OPTION PLAN AND 1998 LONG TERM STOCK OPTION PLAN TO PERMIT OPTION BUYBACKS UNDER EACH SUCH PLAN.

EXECUTIVE OFFICERS

     The following individuals were serving as our executive officers on March 31, 2005:

Name	Age	Position
Eugene A. Hall	48	Chief Executive Officer and Director

Alister Christopher	44	Senior Vice President, Worldwide Events

Scott Fertig	46	Senior Vice President & Chief Information Officer

Robin B. Kranich	34	Senior Vice President, Research Operations and Business Development

Christopher Lafond	39	Executive Vice President and Chief Financial Officer

Michael McCarty	56	Senior Vice President, Global Sales

Robert C. Patton	44	President, Gartner Consulting

Lewis G. Schwartz	54	Senior Vice President, General Counsel & Corporate Secretary

Peter Sondergaard	41	Senior Vice President, Research Content

Clive Taylor	50	Senior Vice President, International Operations

Joseph T. Waters	46	Senior Vice President, Executive Programs

Gene Hall has been our Chief Executive Officer and a director since August 2004. Prior to joining us, Mr. Hall was a senior executive at Automatic Data Processing, serving most recently as President, Employers Services Major Accounts Division, a $2 billion human resources and payroll services business with 8,000 associates. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, rising to the level of Director (senior partner). Mr. Hall holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology (M.I.T.) and received an M.B.A. degree from Harvard Business School.

Alister Christopher has been our Senior Vice President, Worldwide Events since June 2003. During his 12 years at Gartner, Mr. Christopher has served in a variety of roles, including Sales Executive, Director, Sales Operations in EMEA, VP of EMEA Inside Sales, GVP, North American Inside Sales and GVP EMEA Sales. Prior to joining us in August 1996, Mr. Christopher spent 10 years in the IT industry, with, among others, ICL Corporation. Mr. Christopher studied Business Management at Swansea College, United Kingdom.

Scott Fertig has been our Chief Information Officer since August 2002 and is responsible for all internal and client-facing IT applications worldwide. Prior to joining Gartner, Mr. Fertig was a principal at Narrowcast Partners, a strategic business and IT consultancy serving media companies. Prior to joining Narrowcast Partners in July 2001, Mr. Fertig served as Chief Information Officer and Chief Technology Officer of TechRepublic. From April 2000 to August 2000, he consulted for a number of companies, including Gartner. From December 1996 to April 2000, Mr. Fertig founded and served as Chief Executive Officer of Mirror World Technologies, a knowledge management software company. Prior to that, Mr. Fertig headed up server and internet development for Software AG’s Business Intelligence division. Mr. Fertig has a B.A. degree from Hampshire College, and a Master of Science and Master of Philosophy in Computer Science from Yale University.

Robin Kranich has been our Senior Vice President Research Operations and Business Development since November 2004. During her more than 10 years at Gartner, Ms. Kranich has held various roles, including Senior Vice President and General Manager of Gartner EXP, Vice President and Chief of Staff to Gartner’s president and various sales and sales management roles. Prior to joining us in September 1994, Ms. Kranich was part of the Technology Advancement Group at Marriott International. Ms. Kranich holds a degree in business administration from American University in Washington, D.C.

Chris Lafond has been our Executive Vice President, Chief Financial Officer since October 2003. From January 2002 to October 2003, Mr. Lafond served as Chief Financial Officer for North America and Latin America. From July 2000 to December 2001, Mr. Lafond was Group Vice President and North American Controller. Mr. Lafond joined us in March 1995 and has held several finance positions, including Director of Finance, Vice President of Finance and Assistant Controller. Prior to joining us, Mr. Lafond was Senior Financial Planner at International Business Machines

Corporation and an Analyst in fixed-income asset management at J.P. Morgan Investment Management. Mr. Lafond holds a bachelor’s degree from the University of Connecticut and a master’s degree from the Columbia University Graduate School of Business.

Mike McCarty has been our Senior Vice President of Global Sales since April 2004. Prior to joining us, Mr. McCarty spent 13 years with IBM in a variety of sales and sales management positions. He was also the Executive Vice President of Sales and Customer Service for HBO & Company (now part of McKesson Information Solutions) and Liebert Corporation. He served as president and CEO for Carecentric Solutions, Multum Information Services and Just Medicine, Inc. Mr. McCarty holds a Bachelor of Science degree and an M.B.A degree in Finance from Bowling Green State University.

Bob Patton has been our President, Gartner Consulting since April 2004. Prior to joining us, Mr. Patton worked for 13 years at Cap Gemini Ernst & Young in numerous senior management roles, most recently as CEO, Government Solutions. Previously, he was managing director CGE&Y Americas sector. Mr. Patton holds a B.B.A. in Accounting with honors from the University of Georgia and is a Certified Public Accountant. He is also a graduate of the executive leadership program at the J.L. Kellogg School of Management at Northwestern University.

Lew Schwartz has been our Senior Vice President, General Counsel and Corporate Secretary since January 2001. Prior to joining Gartner, Mr. Schwartz was a partner with the law firm of Shipman & Goodwin LLP, serving on the firm’s management committee. Before joining Shipman & Goodwin, Mr. Schwartz was a partner with Schatz & Schatz, Ribicoff & Kotkin, an associate in New York City at Skadden, Arps, Slate, Meagher & Flom, and an assistant district attorney in New York County (Manhattan). Mr. Schwartz holds a B.A. degree from Yale University and a J.D. degree from Cornell Law School.

Peter Sondergaard has been our Senior Vice President, Research Content since August 2004. During his 16 years at Gartner, Mr. Sondergaard has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector Vice President and General Manager for Gartner Research EMEA. Mr. Sondergaard started at Gartner as a program director for Gartner’s personal computing research area, specializing in the overall desktop computing issues of European users. Prior to joining Gartner in November, 1998, Mr. Sondergaard was research director at International Data Corporation in Europe. Mr. Sondergaard holds a Master’s degree in economics from the University of Copenhagen.

Clive Taylor has been our Senior Vice President, International Operations since February 2004. Mr. Taylor joined Gartner in January 1995 as Senior Vice President of our Measurement business. Prior to joining Gartner, Mr. Taylor spent 16 years in packaged software design and business consulting at a senior level with companies in Europe and the United States, including Nynex and Fujitsu. Mr. Taylor holds a bachelor of science honors degree in production engineering from the University of Aston in Birmingham, England.

Terry Waters has run our worldwide Executive Programs business as Senior Vice President, Executive Programs since January 2005. Prior to rejoining Gartner in August 2002, Mr. Waters was the chief operating officer for ScreamingMedia, an Internet content syndication solutions provider based in New York City. From 1985 to 1999, Mr. Waters spent 14 years with Gartner in a variety of senior sales, marketing and product leadership roles, including head of Eastern Region sales for North America and head of worldwide marketing. Mr. Waters started his career with Xerox Corporation, where he spent four years in sales and product-marketing support. Mr. Waters holds a bachelor’s degree in history from the College of the Holy Cross.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report by our compensation committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934. The report shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent we specifically incorporate it by reference into such filing.

Our role is to set overall compensation principles and review Gartner’s entire compensation program annually. We also review and establish the individual compensation levels for our executive officers and consider the advice of independent, outside consultants in determining whether the amounts and types of compensation we pay our executive officers are appropriate. We also administer our employee stock purchase plan and long-term equity incentive plans. In discharging these responsibilities, we consult with outside compensation consultants, attorneys and other specialists.

The goal of our compensation program is to attract, motivate and retain highly talented individuals. Our guiding philosophy is that compensation should be linked to performance. We believe that the better an individual performs, the higher the individual’s compensation should be. Our compensation program is designed to balance short and long term financial objectives, build stockholder value and reward individual, group and corporate performance. We believe that individual compensation should be tied to our financial performance so that when our performance is better than established objectives, individuals should be paid more and when our financial performance does not meet our established objectives, incentive award payments should be reduced. The proportion of an individual’s total compensation that varies with individual and corporate performance objectives should increase as the individual’s business responsibilities increase. In addition, we believe that the total compensation package must be competitive with other companies in our industry to ensure that we continue to attract, motivate and retain the people who are critical to our long-term success.

Compensation for our executive officers consists of three principal components: base salary, short-term incentives and long-term incentives.

Base Salary. We set base salaries by evaluating the responsibilities of the position and the experience of the individual. We reference the competitive marketplace for executive talent and conduct surveys periodically for comparable positions at companies with whom we compare for compensation purposes.

Short-Term Incentives (Cash Bonuses). We designed the annual bonus component of incentive compensation to align pay with our short-term (annual) performance. Individual target bonuses are set based on the competitive marketplace for each position. For 2004, the percentage of target bonus paid was based entirely on corporate performance. For 2005, the percentage of target bonus is based on a sliding scale weighting of corporate versus individual performance goals based on the employee’s position in Gartner, with the bonus for more senior employees being more heavily weighted towards corporate performance. For executive officers, bonus payments are based solely on achievement of company-wide financial performance objectives

Long-Term Incentives (Stock Plans). The principal equity components of executive compensation are options and restricted stock granted under our long-term equity incentive plans. Awards are often granted at the commencement of employment, with additional annual grants for promotions or performance. We believe that ownership of our stock is a key element of our compensation program and that stock options and restricted stock provide a retention incentive for our executive officers and align their personal objectives with long-term stock price appreciation.

CEO Compensation. Mr. Hall joined Gartner as CEO in August of 2004 with an annual base salary and target bonus of $650,000 each. In order to induce Mr. Hall to join Gartner, we guaranteed the first 12 months of his bonus. Additionally, we granted Mr. Hall options to purchase 800,000 shares of our common stock, vesting over 4 years and 500,000 shares of restricted stock. The shares of restricted stock lapse only upon Gartner’s stock meeting certain price targets between $20 and $30 a share. We feel that these measures, particularly the restricted stock grant, tie Mr. Hall’s compensation to the long term performance of Gartner and its stock. In 2005, Mr. Hall will be eligible for additional annual grants.

Other Compensation. Other elements of executive compensation include life insurance and long-term disability insurance programs and participation in our U.S. profit sharing plan under which a specified percentage of operating profit is distributed pro-rata among all employees based on salary. Executive officers are eligible for company-wide medical benefits, a supplemental life insurance program, a supplemental long term disability program, a 401(k) plan under which we provide matching contributions to all participants and a payroll deduction employee stock purchase plan under which participants may purchase our Class A Common Stock at a discounted price. In 2004, this discounted price was 85% of the lower of the fair market value of our Class A Common Stock at the beginning or end of each six-month offering period (up to a maximum stock value of the lesser of $25,000 per calendar year or 10 percent of salary). In 2005, we amended our plan to reduce the discounted price to 95% of the fair market value of our Class A Common Stock at the end of each six-month offering period for all offering periods beginning on June 1, 2005.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation Committee has approved awards to executives that are performance based and deductible under Section 162(m). However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Maynard G. Webb, Jr. (Chairman)

Michael J. Bingle

Jeffrey W. Ubben

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides information about compensation paid by us to (i) those individuals serving as our Chief Executive Officer during 2004, (ii) the other four most highly compensated executive officers who served as executive officers as of December 31, 2004, and (iii) two additional individuals who would have been among our four most highly compensated Executive Officers had they continued to serve as executive officers on December 31, 2004 (collectively, the “Named Executive Officers”).

				Long-Term Compensation Awards
					Securities
		Annual		Restricted Stock	Underlying	All Other
		Compensation(1)		Award ($)(3)	Options(#)	Compensation($)(4)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)
Eugene A. Hall(5)	2004	$263,749	$270,833	$6,025,000	800,000	$28,766
Chief Executive Officer

Michael D. Fleisher (6)	2004	$442,000	—	—	—	$3,542,835
Chief Executive Officer	2003	650,000	442,000	—	250,000	16,544
	2002	500,000	450,000	—	250,000	16,451

Alister Christopher(7)	2004	$342,850	$155,479	—	12,000	$49,753
Senior Vice President,
Worldwide Events

Michael McCarty(8)	2004	$235,208	$196,706	—	125,000	$33,020
Senior Vice President,
Global Sales

Robert C. Patton(9)	2004	$337,500	$785,000	$394,680	210,000	$12,790
President, Gartner Consulting

Clive Taylor(10)	2004	$340,040	$105,572	—	—	$40,622
Senior Vice President,
International Operations

Maureen O’Connell(11)	2004	$464,054	$575,000	—	55,000	$3,194,805
President and	2003	518,740	416,000	—	250,000	12,758
Chief Operating Officer	2002	136,538	400,000	—	650,000	1,550

Willard Pardue, Jr.(12)	2004	$379,166	$264,654	$1,951,250	660,000	$1,625,450
President, Gartner Intelligence

(1)	The amounts shown exclude certain perquisites and other personal benefits, such as car allowances. These amounts, in the aggregate, did not equal or exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus for each executive officer.

(2)	The amounts shown include bonuses earned in the year noted although such amounts are payable in the subsequent year. The amounts shown exclude bonuses paid in the year noted but earned in prior years.

(3)	The following restricted stock grants were made to Named Executive Officers during 2004 (i) Mr. Hall – 500,000 shares; The terms under which the restrictions on these shares lapse is described in the description of Mr. Hall’s employment agreement below. The market value of these shares at December 31, 2004 was $6,225,000; (ii) Mr. Patton – 33,000 shares. The market value of these shares at December 31, 2004 was $411,180; and (iii) Mr. Pardue – 175,000 shares. Mr. Pardue forfeited his entire restricted stock reward upon his resignation in October 2004.

(4)	For 2004, the amounts shown represents: (i) premiums paid for life insurance: Mr. Hall - $11,850, Mr. Fleisher – $4,370; Mr. McCarty – $7,170; Mr. Patton – $2,090; Ms. O’Connell - $1,760; Mr. Pardue – $4,830; (ii) premiums paid for long term disability insurance: Mr. Fleisher – $3,654; Mr. Patton – $4,421; Ms. O’Connell – $4,288; Mr. Pardue – $1,621; (iii) matching and profit sharing contributions under our defined benefit plans: Mr. McCarty - $7,250; Mr. Patton – $6,279; Mr. Christopher – $34,338; Mr. Taylor – $40,622; Ms. O’Connell - $5,200; Mr. Pardue – $5,200; (iv) relocation expenses: Mr. Hall – $16,916; Mr. McCarty - $18,600; Mr. Pardue – $69,570; (v) severance payments: Mr. Fleisher – $3,534,811; Ms. O’Connell – $3,173,557; Mr. Pardue – $1,544,229; (vi) living away from home allowance: Mr. Christopher – $15,365; and (vii) legal fees: Ms. O’Connell – $10,000.

(5)	Mr. Hall was elected Chief Executive Officer in August 2004.

(6)	Mr. Fleisher resigned as Chief Executive Officer in August 2004. Mr. Fleisher’s last day of employment was October 30, 2004.

(7)	The position of Senior Vice President, Worldwide Events was elevated to the executive officer level in November 2004.

(8)	Represents compensation received from April 2004, the start date of Mr. McCarty’s employment. Mr. McCarty’s bonus includes a $40,625 sign on bonus and a $81,250 retention bonus.

(9)	Represents compensation received from April 2004, the start date of Mr. Patton’s employment. Mr. Patton’s bonus includes a $200,000 sign on bonus and a $225,000 retention bonus.

(10)	Mr. Taylor was appointed Senior Vice President, International Operations in February 2004.

(11)	Ms. O’Connell resigned as of October 21, 2004. Ms. O’Connell’s bonus consisted of a $575,000 retention bonus.

(12)	Represents compensation received from January 2004, the start date of Mr. Pardue’s employment. Mr. Pardue resigned as of November 5, 2004. Mr. Pardue’s bonus includes a $14,654 sign on bonus and a $250,000 retention bonus.

OPTIONS GRANTED IN 2004 TO THE NAMED EXECUTIVE OFFICERS

The following table provides information regarding stock options to purchase our Class A Common Stock granted to the Named Executive Officers during 2004:

	Individual Grant (1)				Potential Realizable
	Number of	% of Total Options			Value at Assumed Annual
	Securities	Granted to	Exercise		Stock Price Rates of
	Underlying	Employees	Price	Expiration	Appreciation for Option Term (2)
Name	Options	in Fiscal Year	Per Share	Date	5%	10%
Eugene A. Hall	800,000	15.68%	$12.11	8/16/14	$6,092,731	$15,440,177
Alister Christopher	12,000	0.24	12.45	6/01/14	93,957	238,105
Michael McCarty	75,000	1.47	11.96	5/17/14	564,118	1,429,587
	50,000	0.98	12.49	6/07/14	392,745	995,292
Robert C. Patton	150,000	2.94	11.96	5/17/14	1,128,237	2,859,174
	60,000	1.18	12.49	6/07/14	471,294	1,194,351
Maureen O’Connell	55,000	1.08	12.49	6/07/14	432,019	1,094,821
Willard Pardue, Jr.	600,000	11.76	11.15	2/04/14	4,207,305	10,662,137
	60,000	1.18	12.49	6/07/14	471,294	1,194,351

(1)	These options were granted under our 2003 Long Term Incentive Plan and are subject to its terms. These options vest in equal annual installments on the anniversary of the date of grant. Mr. Hall’s option vests over a four-year period, and all of the other options vest over a three-year period.

(2)	Shown are the hypothetical gains or option spreads that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation on our Class A Common Stock of 5% and 10% from the date the option was granted over the option term of ten years. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent our projection of future increases in the price of our Class A Common Stock.

OPTIONS EXERCISED IN 2004 BY THE NAMED EXECUTIVE OFFICERS AND 2004 YEAR-END OPTION VALUES

The following table provides information regarding options exercised by each Named Executive Officer during fiscal 2004, the number of unexercised options at fiscal year-end and the value of unexercised “in-the-money” options at fiscal year-end:

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Year-End		at Year-End ($)(1)
Name	on Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene A. Hall	—	—	—	800,000	$—	$280,000
Michael D. Fleisher	1,165,417	$3,456,648	412,417	229,166	64,894	768,851
Alister Christopher	—	—	97,662	31,665	219,926	73,223
Michael McCarty	—	—	—	125,000	—	37,500
Robert C. Patton	—	—	—	210,000	—	75,000
Clive Taylor	—	—	136,435	7,665	351,163	15,170
Maureen O’Connell	352,084	1,703,977	72,917	449,166	0	1,733,871
Willard Pardue, Jr.	—	—	140,000	—	157,200	—

(1)	The values for “in-the-money” options represent the difference between the exercise price of the options and the closing price of our Class A Common Stock on December 31, 2004, which was $12.46 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Messrs. Bingle, Smith and Webb. No member of our Compensation Committee is a current or former officer or employee of Gartner or any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board or our Compensation Committee.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Gene Hall. Mr. Hall entered into an Employment Agreement effective August 4, 2004 (the “Hall Agreement”). Under the agreement, Mr. Hall serves as our Chief Executive Officer through July 31, 2007, and thereafter for subsequent one-year periods unless either party provides ninety days written notice not to renew. During the term of the agreement, we agree to include Mr. Hall on our slate of nominees to be elected to our Board.

Mr. Hall’s initial base salary is $650,000, subject to annual adjustments by our Board or Compensation Committee. Mr. Hall’s annual target bonus is equal to 100% of his base salary and is based on the achievement of specified company and individual objectives. Mr. Hall’s bonus may be higher or lower than the target bonus amount based on over- or under- achievement of the objectives, but in no event shall the bonus exceed 200% of his base salary. Mr. Hall’s bonus for the first twelve months of his employment is guaranteed at 100% of his target bonus. Additionally, we agreed to provide Mr. Hall with an automobile and a driver during his employment term.

Pursuant to the agreement, Mr. Hall received a grant on August 16, 2004 of options to purchase 800,000 of our Class A Common Stock at a price of $12.11 per share. These stock options vest in four equal annual installments on the anniversary of the date of grant. Mr. Hall also received a grant of 500,000 shares of restricted stock. The restrictions on these shares will lapse upon the earlier of (a) our 60-day average stock price meeting certain targets, or (b) a change in control. The price targets are $20 for the first 300,000 shares, $25 for the next 100,000 shares and $30 for the remaining 100,000 shares.

Mr. Hall’s employment is at will and may be terminated by him or us upon sixty days’ notice. If we terminate Mr. Hall’s employment involuntarily without Business Reasons (as defined in the agreement) or a Constructive Termination (as defined in the agreement) occurs, or if we do not renew the agreement upon its expiration and Mr. Hall terminates his employment within ninety days following the expiration of the agreement, Mr. Hall will be entitled to receive: (a) his base salary for twenty-four months, payable in accordance with our regular payroll schedule; (b) 200% of his target bonus for the year in which the termination occurs, and any earned but unpaid bonus from the prior year; and (c) continued vesting for twenty-four months other than any award that vests pursuant to performance-based criteria.

If a Change in Control (as defined in the agreement) occurs, Mr. Hall will be entitled to receive: (a) three times his base salary then in effect; (b) three times his minimum target bonus for the fiscal year in which the Change in Control occurs

(plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of his option grant and the lapsing of all restrictions on his restricted stock grant; (d) at our cost, group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Change in Control; and (e) any Gross-Up Payments (as defined in the agreement) for Mr. Hall’s excise tax liabilities.

Alister Christopher. Mr. Christopher entered into a service agreement on August 18, 2003 with our UK subsidiary, Gartner Group UK Limited. Under the agreement, Mr. Christopher serves as our Senior Vice President, Worldwide Events until the earlier of his 60th birthday or the date that the agreement is terminated by either party, provided, however, that Gartner must give Mr. Christopher 12 months notice, or provide payment of the amount of his target earnings in lieu of notice.

Mr. Christopher’s base salary is £180,000 per annum and his discretionary bonus is £85,000, subject to Gartner meeting its performance targets and his meeting his defined personal objectives. We agreed to contribute an amount equal to 6% of Mr. Christopher’s base salary to our UK defined contribution pension scheme. This amount increases to 8% after two years of service. Additionally, we agreed to provide Mr. Christopher with either a car with a lease value of £850 per month, or a car allowance of £1,000 per month. On April 14, 2005, our Compensation Committee approved a change in Mr. Christopher’s discretionary bonus target to £108,000.

Clive Taylor. Mr. Taylor entered into a service agreement on December 21, 2004 with our UK subsidiary, Gartner Group UK Limited. Under the agreement, Mr. Taylor serves as our Senior Vice President, International Operations until the earlier of his 60th birthday or the date that the agreement is terminated by either party, provided, however, that Gartner must give Mr. Taylor 12 months notice, or provide payment of the amount of his target earnings in lieu of notice.

Mr. Taylor’s base salary is £188,000 per annum and his discretionary bonus is £94,000 subject to Gartner meeting its performance targets and his meeting his defined personal objectives. We agreed to contribute an amount equal to 6% of Mr. Taylor’s base salary to our UK defined contribution pension scheme. The amount rises to 8% after two years of service. Additionally, we agreed to provide Mr. Taylor with a car or car allowance.

Executive Officers. Other than Messrs. Christopher, Sondergaard and Taylor, who are employed by our UK subsidiary, and our CEO, we do not have long-term employment agreements with any of our executive officers. Each of our executive officers is covered by Gartner’s Executive Benefits Program which provides that upon termination without cause, each of our executive officers will be entitled to receive: (a) 12 months base salary then in effect; (b) at our cost, group health benefits pursuant to our standard programs for the executive, the executive’s spouse and any children for one year after the termination date; and (c) 90 days following the termination to exercise all options vested as of the termination date. In the event that there is a change of control and the executive is terminated without cause within 12 months after the change in control, all of the executive’s outstanding equity awards issued subsequent to the adoption of the program will immediately vest and the executive will have 12 months to exercise his or her awards. Additionally, the program provides for an annual physical examination and an annual lump sum payment of $15,000 per year in lieu of any other perquisites to be provided by Gartner. The lump sum payment and other benefits are grossed up so as to be tax neutral to the executive.

AUDIT COMMITTEE REPORT

     Our Board has appointed an Audit Committee consisting of three “independent” directors, as defined under current New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002 (the “Act”).

     We operate under a written charter adopted by our Board. We review the charter at least annually and we last modified the charter in January 2004. We hold regularly scheduled meetings at least four times each fiscal year and we meet more frequently as appropriate. We have the power and funding to retain independent counsel and other advisers as we deem necessary to carry out our duties as required by Section 301 of the Act.

     We are directly responsible for the appointment, compensation and oversight of the independent auditors, including establishing the independence of the auditors, approving the engagement letter describing the scope of the audit and resolving disagreements between management and the auditors regarding financial reporting, for the purpose of issuing an audit report in connection with our financial statements. The auditors report directly to us. By meeting regularly with independent auditors and internal auditing, operating and financial management personnel, we oversee matters relating to accounting standards, policies and practices, changes to these standards, polices and practices and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our internal audit function reports directly to the Audit Committee.

     KPMG LLP, an independent registered public accounting firm, has audited our financial statements since September 1996. During 2004, KPMG performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information and certain statutory audits. KPMG also performed services for us in other business areas. The following table sets forth the fees billed for these professional services during 2003 and 2004.

	2004	2003
Audit Fees (1):	$1,823,584	$806,145
Audit Related Fees (2):	45,045	48,000
Tax Fees (3):	700,044	533,828
All Other Fees:	—	—
Total:	$2,568,673	$1,387,973

(1) Audit fees consisted of audit work performed on consolidated financial statements, as well as work normally performed by KPMG in connection with statutory and regulatory filings.

(2) Audit related fees consisted primarily of audits of our employee benefit plan, as well as an audit of a foreign subsidiary not required by statute or regulation.

(3) Tax fees are fees associated with tax compliance in foreign locations, tax advice, and tax planning.

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees set forth on the above table were pre-approved by the Audit Committee.

     We reviewed and discussed our audited financial statements for 2004 with management and KPMG. We also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of our auditors’ judgments as to the quality, not just the acceptability, of our accounting principles, and other matters that generally accepted auditing standards require to be discussed with an audit committee. We also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with KPMG their independence. We have determined that the provision of all non-audit services by KPMG is compatible with the auditors’ independence.

     Based on our review and discussions noted above, we recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     We have reappointed KPMG as our independent auditors for 2005. We are not asking stockholders to ratify this appointment since the Act requires that the audit committee have the sole responsibility for appointing the independent auditors. A representative of KPMG will be at the Annual Meeting, will have the opportunity to make a statement and will answer appropriate questions.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen G. Pagliuca (Chairman)
Max D. Hopper
James C. Smith

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph compares our Class A Common Stock performance to the performance of Standard & Poor’s Stock 400 Index and a Peer Group Index.

Our Peer Group Index consists of The Corporate Executive Board Company, Forrester Research, Inc., and META Group, Inc. These companies represent the most significant publicly traded companies that we believe compete with us in our most important line of business: independent research and analysis on information technology, computer hardware, software, communications and related technology industries. There are no publicly traded information technology research companies that also compete with us in our consulting and events businesses.

     The comparison assumes $100.00 was invested on September 30, 1999 in our Class A Common Stock and in each of the indices, and assumes the reinvestment of dividends, if any.

     The comparisons in the graph below are provided in response to SEC disclosure requirements and are not intended to forecast or be indicative of future performance of our Class A Common Stock.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the Securities and Exchange Commission and our stock records, the following table provides certain information about beneficial ownership of our Class A and Class B Common Stock as of March 31, 2005 by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our Class A or Class B Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Number of	Percent of	Number of	Percent of
Name of Beneficial Owner	Class A Shares	Class A	Class B Shares	Class B
Michael J. Bingle(1)	37,740,128	42.13%	—	—
Anne Sutherland Fuchs (2)	26,001	*	—	—
William O. Grabe (2)	95,001	*	—	—
Max D. Hopper (2)	42,001	*	—	—
Glenn H. Hutchins(3)	37,740,128	42.13%	—	—
Stephen G. Pagliuca (4)	60,001	*	—	—
James C. Smith(5)	112,334	*	—	—
Maynard G. Webb, Jr. (6)	42,001	*	—	—
Jeffrey W. Ubben(7)	11,592,000	12.94%	5,122,546	22.65%
Eugene A. Hall(8)	501,298	*	—	—
Alister Christopher (9)	102,828	*	—	—
Michael McCarty(10)	25,000	*	—	—
Robert C. Patton(11)	83,000	*	—	—
Clive Taylor(12)	140,601	*	—	—
All current directors, director nominees and current executive officers as a group (20 persons) (13)	51,130,554	57.08%	5,126,635	22.65%
Wellington Management Company, LLP. (14)	6,646,660	7.42%	—	—
75 State Street, Boston, MA 02109
Entities Affiliated with Silver Lake Partners, L.P. (15)	37,740,128	42.17%	—	—
2725 Sand Hill Road, Suite 150, Menlo Park, CA 94025
VA Partners, L.L.C. (16)	11,592,000	12.94%	5,122,546	22.65%
One Maritime Plaza, Suite 1400, San Francisco, CA 94111

* Less than 1%

(1)	Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. own 37,740,128 shares of Class A Common Stock. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the manager of Silver Lake Technology Investors, L.L.C. Mr. Bingle is a Managing Director of each of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. As such, Mr. Bingle could be deemed to have shared voting or dispositive power over these shares. Mr. Bingle, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(2)	Includes 21,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005.

(3)	Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. own 37,740,128 shares of Class A Common Stock. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the manager of Silver Lake Technology Investors, L.L.C. Mr. Hutchins is a Managing Member of each of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. As such, Mr. Hutchins could be deemed to have shared voting or dispositive power over these shares. Mr. Hutchins, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(4)	Includes 21,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005, and includes 10,000 shares of Class A Common Stock that are owned by Mr. Pagliuca indirectly.

(5)	Includes 12,334 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005.

(6)	Includes 22,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005.

(7)	ValueAct Capital Master Fund, L.P. and ValueAct Capital Partners Co-Investment, L.P. own 11,592,000 shares of our Class A Common Stock and 5,122,546 shares of our Class B Common Stock. VA Partners, L.L.C. is the General Partner of each of these entities. Mr. Ubben is a Managing Member of VA Partners, L.L.C. As such, Mr. Ubben could be deemed to have shared voting or dispositive power over these shares. Mr. Ubben, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(8)	Includes 500,000 shares of restricted stock.

(9)	Includes 102,828 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005.

(10)	Includes 25,000 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005.

(11)	Includes 50,000 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005, and 33,000 shares of restricted stock.

(12)	Includes 134,001 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31.

(13)	Includes 979,724 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2005 and 533,084 shares of restricted stock.

(14)	The shares shown as beneficially owned by Wellington Management Company, LLP were reported in its Schedule 13G filed with the SEC on February 14, 2005.

(15)	Represents shares owned by a group of investment funds affiliated with Silver Lake Partners, L.P., the General Partner of which is Silver Lake Technology Associates, including (i) 34,755,105 shares owned by Silver Lake Partners, L.P.; (ii) 998,701 shares owned by Silver Lake Investors, L.P.; and (iii) 1,986,322 shares owned by Silver Lake Technology Investors, L.L.C.

(16)	Represents shares owned by a group of investments whose General Partner is VA Partners, L.L.C., including: (i) 8,549,089 shares of Class A Common Stock and 5,083,973 shares of Class B Common Stock owned by ValueAct Capital Master Fund, L.P.; and (ii) 120,511 shares of Class A Common Stock and 38,573 shares of Class B Common Stock owned by ValueAct Capital Partners Co-Investors, L.P.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2005, regarding the number of shares of our Class A Common Stock that may be issued under our equity compensation plans.

				Column C
				Number of Securities
	Column A		Column B	Remaining Available
	Number of Securities		Weighted-Average	for Future Issuance
	to be Issued Upon		Exercise Price of	Under Equity
	Exercise of		Outstanding	Compensation Plans
	Outstanding Options,		Options, Warrants	(Excluding Securities
	Warrants and Rights		and Rights	in Column A)
Equity Compensation Plans Approved by Stockholders
Stock option plans	13,943,496	(1)	$14.91	3,738,108	(2)
2002 Employee Stock Purchase Plan	—		N/A	2,460,327
Equity Compensation Plans Not Approved by Stockholders	10,476,757	(3)	10.96	—

Total	24,420,253	(4)	$12.95	6,198,435

(1)	Consists of the 1991 Stock Option Plan, the 1993 Directors Stock Option Plan, the 1994 Long-Term Option Plan, the 1996 Long-Term Option Plan, the 1998 Long Term Stock Option Plan and the 2003 Long Term Incentive Plan.

(2)	Consists of the 2003 Long-Term Incentive Plan.

(3)	Consists of the 1999 Stock Option Plan. In November 1999, we adopted the 1999 Stock Option Plan. Under the terms of the plan, our Board of Directors could grant non-qualified and incentive stock options and other awards to eligible employees and consultants. Gartner’s directors and most highly compensated executive officers were not eligible for awards under the plan. Substantially all of the options currently granted under the plan vest and become fully exercisable each year for three years in equal installments following the date of grant, based on continued employment, and have a term of ten years from the date of grant assuming continued employment.

(4)	These options have a remaining average life of 5.87 years.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIP WITH SILVER LAKE PARTNERS, L.P.

On April 17, 2000, we issued and sold an aggregate of $300 million principal amount of our unsecured 6% Convertible Junior Subordinated Promissory Notes due April 17, 2005 to Silver Lake Partners, L.P. (“Silver Lake”) and certain of Silver Lake’s affiliates and to Integral Capital Partners IV, L.P. and one of its affiliates. In October 2003, these notes were converted into 49,441,122 shares of our Class A Common Stock. The determination of the number of shares issued upon the conversion was based upon a $7.45 conversion price and a convertible note of $368.3 million, consisting of the original face amount of $300 million plus accrued interest of $68.3 million. In connection with the issuance of the notes, we agreed, among other things, that Silver Lake would recommend two nominees for director and we would include two Silver Lake nominees on our slate of nominees to be elected to our Board. This obligation exists while Silver Lake owns Class A Common Stock representing at least 20 percent of the amount of Class A Common Stock into which the notes were converted.

Silver Lake purchased $112,200 in research and consulting services from us during 2004 and has contracted to purchase subscription research services from us in 2005 in the amount of $113,700.

RELATIONSHIPS WITH OTHER THIRD PARTIES

Several of our other directors are employed by companies that purchase our research and consulting services in the ordinary course of their business. The following table shows the amount of research and consulting services purchased by each company during 2004 and the amount for which each company has signed commitments to date for 2005:

Name of Company	2004	2005	Affiliated Director
Bain Capital, Inc.	$107,635	$91,550	Pagliuca
Ebay, Inc.	$164,000	$37,250	Webb
General Atlantic Partners, L.P.	$407,500	$205,000	Grabe
Value Act Capital	$113,265	$16,734	Ubben

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of either class of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed, except for: (a) one late Form 4 filed jointly by ValueAct Capital and its affiliates and Jeffrey Ubben on July 6, 2004 to show purchases of our Class A Common Stock made between December 31, 2003 and May 12, 2004; (b) the grant of an option to Lew Schwartz made on December 13, 2002 which was not reported on a timely-filed Form 4, but was subsequently reported on a Form 5 filed on February 11, 2005, and one late Form 4 filed by Mr. Schwartz on May 14, 2004 to show a sale of stock made by him on May 11, 2004; and (c) an amended Form 3 was filed by Peter Sondergaard on November 15, 2004 to add certain holdings that were omitted from his original Form 3 filed on November 10, 2004.

SOLICITATION OF PROXIES

     We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor in conjunction with the meeting. We have agreed to pay that firm $15,000, plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

INCORPORATION BY REFERENCE

     The information set forth in Part II, Item 6; Part II, Items 7 and 7A; and Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 has been incorporated herein by reference.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2005 ANNUAL MEETING

     If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 31, 2005, and the proposal must comply with the rules of the Securities and Exchange Commission.

     If you want to make a proposal for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, we must receive your proposal at least 90 days prior to the 2006 Annual Meeting. If we give less than 100 days’ notice of the 2006 Annual Meeting, we must receive your proposal within ten days after we give the notice.

     If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2006 Annual Meeting.

     Proposals should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

THE BOARD OF DIRECTORS GARTNER, INC.

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
May 31, 2005

APPENDIX A-1

RESTATED
CERTIFICATE OF INCORPORATION
OF GARTNER, INC.
a Delaware corporation
(originally incorporated on June 1, 1990 under the name “GGI Holding Corporation”)

     This Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and Stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I

     The name of the corporation is Gartner, Inc. (the “Corporation").

ARTICLE II

     The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is The Corporation Service Company.

ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

     1. Authorized Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “common stock” and “preferred stock.” The total number of shares which this corporation is authorized to issue is two hundred fifty-five million (255,000,000) shares. Two hundred fifty million (250,000,000) shares shall be designated common stock (the “Common Stock”), ~~of which one hundred sixty-six million (166,000,000) shares shall be designated Common Stock, Class A (the “Class A Common Stock") and eighty-four million (84,000,000) shares shall be designated Common Stock, Class B (the “Class B Common Stock")~~. Five million (5,000,000 shares) shall be designated preferred stock (the “Preferred Stock"), all of which are presently undesignated as to series.

     Each share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.0005.

     ~~2. Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:~~

     ~~(a) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article IV, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.~~

     ~~(b) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a “stock dividend”), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class~~

A1-1

~~B Common Stock may be paid to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.~~

     ~~(c) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.~~

     ~~(d) Voting. Voting power shall be divided between the classes and series of stock as follows:~~

     ~~(i) With respect to the election of directors, holders of Class A Common Stock and holders of Voting Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) (the “Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors and each share of Voting Preferred Stock shall have a number of votes in the election of the Class A Directors as specified in the resolution of the Board of Directors authorizing such Voting Preferred Stock. Holders of Class B Common Stock shall be entitled to elect the remaining directors (the “Class B Directors"). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section (2)(d) and Section (2)(e) of this Article IV, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock may have the right to elect upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time. For purposes of this Section (2)(d), “Special Voting Rights” means the different voting rights of the holders of Class A Common Stock, holders of Class B Common Stock and holders of Voting Preferred Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in this Section (2)(d)(i). “Voting Preferred Stock” means shares of each series of Preferred Stock upon which the right to vote for directors has been conferred in accordance with Section (3) of this Article IV, except for any right to elect directors which may be provided upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time.~~

     ~~(ii) Subject to the last sentence of this Section (2)(d)(ii), notwithstanding anything to the contrary contained in Section 2(d)(i) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group’s Entitled Voting Percentage. For the purposes hereof, a person, entity or group’s “Entitled Voting Percentage” at any time shall mean the percentage at such time of the then outstanding shares of Class A Common Stock beneficially owned by such person, entity or group. For purposes of this Section (2)(d)(ii), a “beneficial owner” of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock. The provisions of this Section (2)(d)(ii) shall be effective only following (A) the distribution by IMS Health Incorporated (“IMS HEALTH”) to its stockholders of all of the Class B Common Stock owned by it, (B) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that the terms of this Section (2)(d)(ii) will not have any adverse effect on the private letter ruling issued by the IRS to IMS Health on April 14, 1999 and any other private letter ruling issued by the IRS to IMS Health or any predecessor or former parent of IMS Health and (C) the approval of the terms of this Section (2)(d)(ii) by the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation service on which the Common Stock is then listed or admitted for trading.~~

     ~~(iii) Any Class A Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class A Common Stock and holders of Voting Preferred Stock, voting together as a class. Any Class B Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class B Common Stock, voting separately as a class.~~

     ~~(iv) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (A) shall in all matters not otherwise specified in this Section (2)(d) of this Article IV vote together (including, without limitation, with respect to increases or decreases in the authorized number of~~

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~~shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (B) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision in the Certificate of Incorporation or as provided herein.~~

     ~~(v) Except as set forth in this Section (2)(d) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.~~

     ~~(e) Vacancies; Increase or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of the Class B Common Stock or the holders of the Class A Common Stock and Voting Preferred Stock voting together as a class, as the case may be, may be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock or Class A Common Stock and Voting Preferred Stock (or on behalf of whom that director was appointed), as the case may be, whose death, resignation or removal created the vacancy, unless there are no such directors, in which case such vacancy may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director’s successor shall have been elected and qualified unless removed and replaced pursuant to Section (2)(d)(iii) of this Article IV and this Section (2)(e). All newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of directorships reserved for Class A Directors shall be 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) and the remaining directorships are reserved for Class B Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article V so as to maintain the number of directors in each class as nearly equal as possible.~~

     ~~(f) Merger or Consolidation. In case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class A Common Stock; provided that, in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the Special Voting Rights.~~

     ~~(g) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.~~

     Immediately upon the filing of this Restated Certificate of Incorporation, each outstanding share of this corporation’s Common Stock, Class A, and each outstanding share of this corporation’s Common Stock, Class B, will be reclassified and exchanged, automatically and without further action on the part of any holder thereof or otherwise, for one share of Common Stock.

     ~~3.~~2. Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to

A1-3

increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

ARTICLE V

     The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class (“Class I”) To hold office initially for a term expiring at the first annual meeting of stockholders to be held after the date this Article V becomes effective (the “Classified Board Effective Date"), another class (“Class II”) to hold office initially for a term expiring at the second annual meeting of stockholders to be held after the Classified Board Effective Date, and another class (“Class III”) to hold office initially for a term expiring at the third annual meeting of stockholders to be held after the Classified Board Effective Date, with the members of each class to hold office until their successors are elected and qualified. Directors elected by a class or series of stock, or if applicable, classes or series of stock voting together, shall be divided as evenly as possible, and shall be allocated by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE VIII

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on ~~July 16, 1999.~~[___].

GARTNER, INC.

~~By:~~

~~Michael D. Fleisher~~

A1-4

~~Executive Vice President and Chief Financial Officer~~
By:

[NAME]
[TITLE]

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APPENDIX A-2

RESTATED
CERTIFICATE OF INCORPORATION
OF GARTNER, INC.
a Delaware corporation
(originally incorporated on June 1, 1990 under the name “GGI Holding Corporation”)

     This Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and Stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I

     The name of the corporation is Gartner, Inc. (the “Corporation").

ARTICLE II

     The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

     1. Authorized Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “common stock” and “preferred stock.” The total number of shares which this corporation is authorized to issue is two hundred fifty-five million (255,000,000) shares. Two hundred fifty million (250,000,000) shares shall be designated common stock (the “Common Stock”), of which one hundred sixty-six million (166,000,000) shares shall be designated Common Stock, Class A (the “Class A Common Stock") and eighty-four million (84,000,000) shares shall be designated Common Stock, Class B (the “Class B Common Stock"). Five million (5,000,000 shares) shall be designated preferred stock (the “Preferred Stock"), all of which are presently undesignated as to series.

     Each share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.0005.

     2. Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:

     (a) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article IV, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

     (b) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a “stock dividend”), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class

A2-1

B Common Stock may be paid to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

     (c) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

     (d) Voting. Voting power shall be divided between the classes and series of stock as follows:

     (i) With respect to the election of directors, holders of Class A Common Stock and holders of Voting Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) (the “Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors and each share of Voting Preferred Stock shall have a number of votes in the election of the Class A Directors as specified in the resolution of the Board of Directors authorizing such Voting Preferred Stock. Holders of Class B Common Stock shall be entitled to elect the remaining directors (the “Class B Directors"). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section (2)(d) and Section (2)(e) of this Article IV, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock may have the right to elect upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time. For purposes of this Section (2)(d), “Special Voting Rights” means the different voting rights of the holders of Class A Common Stock, holders of Class B Common Stock and holders of Voting Preferred Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in this Section (2)(d)(i). “Voting Preferred Stock” means shares of each series of Preferred Stock upon which the right to vote for directors has been conferred in accordance with Section (3) of this Article IV, except for any right to elect directors which may be provided upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time.

     (ii) Subject to the last sentence of this Section (2)(d)(ii), notwithstanding anything to the contrary contained in Section 2(d)(i) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group’s Entitled Voting Percentage. For the purposes hereof, a person, entity or group’s “Entitled Voting Percentage” at any time shall mean the percentage at such time of the then outstanding shares of Class A Common Stock beneficially owned by such person, entity or group. For purposes of this Section (2)(d)(ii), a “beneficial owner” of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock. The provisions of this Section (2)(d)(ii) shall be effective only following (A) the distribution by IMS Health Incorporated (“IMS HEALTH”) to its stockholders of all of the Class B Common Stock owned by it, (B) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that the terms of this Section (2)(d)(ii) will not have any adverse effect on the private letter ruling issued by the IRS to IMS Health on April 14, 1999 and any other private letter ruling issued by the IRS to IMS Health or any predecessor or former parent of IMS Health and (C) the approval of the terms of this Section (2)(d)(ii) by the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation service on which the Common Stock is then listed or admitted for trading.

     (iii) Any Class A Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class A Common Stock and holders of Voting Preferred Stock, voting together as a class. Any Class B Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class B Common Stock, voting separately as a class.

     (iv) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (A) shall in all matters not otherwise specified in this Section (2)(d) of this Article IV vote together (including, without limitation, with respect to increases or decreases in the authorized number of

A2-2

shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (B) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision in the Certificate of Incorporation or as provided herein.

     (v) Except as set forth in this Section (2)(d) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

     (e) Vacancies; Increase or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of the Class B Common Stock or the holders of the Class A Common Stock and Voting Preferred Stock voting together as a class, as the case may be, may be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock or Class A Common Stock and Voting Preferred Stock (or on behalf of whom that director was appointed), as the case may be, whose death, resignation or removal created the vacancy, unless there are no such directors, in which case such vacancy may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director’s successor shall have been elected and qualified unless removed and replaced pursuant to Section (2)(d)(iii) of this Article IV and this Section (2)(e). All newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of directorships reserved for Class A Directors shall be 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) and the remaining directorships are reserved for Class B Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. ~~If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article V so as to maintain the number of directors in each class as nearly equal as possible~~.

     (f) Merger or Consolidation. In case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class A Common Stock; provided that, in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the Special Voting Rights.

     (g) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

     3. Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Each share of Preferred Stock issued by the Corporation, if reacquired by the

A2-3

Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

ARTICLE V

     ~~The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class (“Class I”) To hold office initially for a term expiring at the first annual meeting of stockholders to be held after the date this Article V becomes effective (the “Classified Board Effective Date"), another class (“Class II”) to hold office initially for a term expiring at the second annual meeting of stockholders to be held after the Classified Board Effective Date, and another class (“Class III”) to hold office initially for a term expiring at the third annual meeting of stockholders to be held after the Classified Board Effective Date, with the members of each class to hold office until their successors are elected and qualified. Directors elected by a class or series of stock, or if applicable, classes or series of stock voting together, shall be divided as evenly as possible, and shall be allocated by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

~~ARTICLE VI~~ In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE ~~VII~~VI

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE ~~VIII~~VII

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article ~~VIII~~VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE ~~IX~~VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on ~~July 16, 1999.~~[___].

GARTNER, INC.

~~By:~~

~~Michael D. Fleisher~~
~~Executive Vice President and Chief Financial Officer~~

By:

[Name]
[Title]

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APPENDIX B-1

[Perseus Advisors, LLC Letterhead]

April 19, 2005

The Board of Directors
Gartner, Inc.
56 Top Gallant Road
Stamford, CT 06904

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A Common Stock, par value $0.0005 per share (the “Class A Stock”), of Gartner, Inc. (“Gartner” or the “Company”) of the Exchange Ratio (as defined below) in a proposed reclassification (the “Reclassification”) in which the Company would reclassify each outstanding share of Class A Stock and each outstanding share of Class B Common Stock, par value $0.0005 per share (the “Class B Stock”), of Gartner into one share (the “Exchange Ratio”) of a single class of Common Stock, par value $0.0005 per share.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available business and historical financial information relating to the Company;

(ii)	reviewed the Company’s current restated certificate of incorporation and bylaws as they relate to the rights and privileges of both the Class A Stock and Class B Stock and held discussions with the Company’s outside counsel regarding such rights and privileges;

(iii)	reviewed the historical trading performance and trading liquidity of the Class A Stock and Class B Stock;

(iv)	reviewed the historical trading performance and trading liquidity for other dual-class companies;

(v)	compared the financial terms of the Reclassification and the Exchange Ratio with the publicly available financial terms of selected recent reclassification transactions that we deemed relevant and the exchange ratios used in such transactions;

(vi)	reviewed the historical trading performance, trading liquidity and post-announcement stock price performance for securities in such relevant reclassification transactions;

(vii)	held discussions with certain members of the management of the Company with respect to certain aspects of the Reclassification and the strategic and other reasons behind the decision of the Company to engage in the Reclassification;

(viii)	reviewed the proposed amendment to the Company’s restated certificate of incorporation to effect the Reclassification;

(ix)	reviewed a draft of the Company’s proxy statement provided to Perseus;

(x)	reviewed and analyzed the current and pro forma ownership of the Company; and

(xi)	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not made any independent valuation or appraisal of the assets, liabilities or technology of the Company, nor have we been furnished with any such appraisals. We have also

B1-1

assumed that the Reclassification will qualify as a tax-free exchange and recapitalization for United States federal income tax purposes. We note that we are not legal or tax experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of the Company’s legal and tax advisors with respect to the legal and tax matters related to the Reclassification.

Our opinion is necessarily based on economic, market and other conditions as in effect on; and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Class A Stock of the Exchange Ratio in the Reclassification and we express no opinion as to the underlying decision by the Company to engage in the Reclassification. We are expressing no opinion herein as to the price at which the Class A Stock or the Class B Stock will trade at any future time.

Perseus was not requested to, and did not, provide any services with respect to the Reclassification other than the delivery of this opinion; specifically, Perseus was not requested to, and did not, provide any advice concerning the structure, the specific Exchange Ratio, or any other aspect of the Reclassification. We will receive a fee from the Company for the delivery of this opinion. In the past, Perseus has provided advisory and other investment banking services to the Company and may provide such services in the future. Gartner has indemnified Perseus, and their respective partners, directors, officers, agents, consultants, employees, and controlling persons against particular liabilities, including liabilities under the federal securities laws.

This letter is provided for the Special Committee of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Reclassification. This opinion does not constitute a recommendation to any holder of Class A Stock or Class B Stock as to how such holder should vote with respect to the Reclassification or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) publicly or to any third party for any purpose whatsoever except with our prior written approval; provided, however that this opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio in the Reclassification is fair, from a financial point of view, to the holders of Class A Stock.

Very truly yours,

/s/ Mark Waissar

Mark Waissar
Managing Director

B1-2

APPENDIX B-2

[Banc of America Securities Letterhead]

April 19, 2005

The Board of Directors
Gartner, Inc.

56 Top Gallant Road
Stamford, CT 06904

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the holders of Class B Common Stock of Gartner, Inc. (the “Company”) of the Exchange Ratio (as defined below) in the Proposed Reclassification (as defined below). It is our understanding that the Company has proposed to effect a reclassification (the “Proposed Reclassification”) pursuant to which the Company’s Class A Common Stock, par value $0.0005 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.0005 per share (“Class B Common Stock”), will be reclassified as a single class of common stock, par value $0.0005 per share of the Company (the “New Company Common Stock”), and each outstanding share of Class A Common Stock and Class B Common Stock will automatically be converted into one share (the “Exchange Ratio”) of New Company Common Stock. It is our further understanding that in order to effect the Proposed Reclassification, the Company will be proposing an amendment to the Company’s Restated Certificate of Incorporation.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available business and financial information of the Company;

(ii)	reviewed the Company’s Restated Certificate of Incorporation, as well as a draft, dated April 8, 2005, of the Company’s Amended and Restated Certificate of Incorporation;

(iii)	reviewed the reported prices and trading activity for the Class A Common Stock and Class B Common Stock from April 18, 2000 to April 18, 2005;

(iv)	reviewed the reported prices and trading activity for the common stock of other companies with two classes of publicly traded stock from April 18, 2000 to April 18, 2005;

(v)	reviewed the financial terms of selected recent reclassification transactions that we deemed relevant;

(vi)	reviewed the historical trading performance, trading activity, and post-announcement stock price performance for securities in the selected recent reclassification transactions;

(vii)	reviewed the current ownership structure of the Company, as well as the ownership structure of the Company following consummation of the Proposed Reclassification;

(viii)	reviewed a draft, dated April 8, 2005, of the preliminary proxy statement relating to the Proposed Reclassification provided to us;

(ix)	discussed with management of the Company the rationale for the Proposed Reclassification and for the original creation of the dual class structure; and

(x)	performed such other analyses and considered such other factors as we have deemed appropriate.

B2-1

The Board of Directors
Gartner, Inc.
April 19, 2005

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the Proposed Reclassification will qualify as a tax-free exchange and reclassification for United States Federal income tax purposes. We also have assumed that the final Amended and Restated Certificate of Incorporation will not differ in any material respect from the draft, dated April 8, 2005, provided to us, and that the Proposed Reclassification will be consummated as provided in the draft preliminary proxy statement, dated April 8, 2005, provided to us. We note that we are not legal or tax experts and have relied upon, without assuming any responsibility for independent verification or liability thereof, the assessment of the Company’s legal and tax advisors with respect to the legal and tax matters related to the Proposed Reclassification.

We were not requested to and did not provide advice concerning the structure or any other aspect of the Reclassification, including the Exchange Ratio, or to provide services other than the delivery of this opinion. In addition, we have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Reclassification.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Proposed Reclassification solely to render this opinion and will receive a fee for our services, which is contingent upon the rendering of this opinion. We have provided and in the future may provide financial advisory and financing services to the Company and have received or in the future may receive fees for the rendering of these services. An affiliate of ours serves as agent bank and is a lender under the Company’s senior credit facility and has received fees for the rendering of such services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or loans of the Company for our own account or for the accounts of customers, and accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Proposed Reclassification. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the New Company Common Stock will trade following consummation of the Proposed Reclassification. In addition, we express no opinion or recommendation as to how the stockholders of the Company, including holders of Class B Common Stock, should vote at the stockholders’ meeting held in connection with the Proposed Reclassification.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio in the Proposed Reclassification is fair from a financial point of view to the holders of Class B Common Stock.

Very truly yours,

/s/ BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

B2-2

APPENDIX C

GARTNER, INC.
2003 LONG-TERM INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this 2003 Long-Term Incentive Plan is to enable the Company to provide incentives to eligible employees, officers, consultants and directors whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain qualified personnel. This purpose will be effected through the granting of (a) stock options, (b) stock appreciation rights, (c) restricted stock awards, (d) restricted stock units, (e) long-term performance awards, and (f) director common stock equivalents.

2. Definitions.

     (a) “Award” means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Long-Term Performance Award or Common Stock Equivalent awarded under the Plan.

     (b) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Cause” means (i) Participant’s failure to perform his or her assigned duties or responsibilities (other than a failure resulting from disability) in such a manner as to cause material loss, damage or injury to the Company; (ii) gross negligence or serious misconduct by Participant in connection with the discharge of the duties of his or her position in such a manner as to cause material loss, damage or injury to the Company; (iii) Participant’s use of drugs or alcohol in such a manner as to materially interfere with the performance of his or her assigned duties; or (iv) Participant’s being convicted of, or entering a plea of nolo contendere to, a felony. In each instance, the foregoing acts and omissions shall not constitute Cause unless and until the Participant has been provided with written notice from the Company describing Participant’s act or omission that otherwise would constitute Cause and Participant’s failure to remedy such act or omission within 30 days of receiving written notice.

     (e) “Change in Control” means the happening of any of the following:

     (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (other than as a result of a repurchase of securities by the Company or in connection with a transaction described in clause (ii) below); or

     (ii) a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

     (iv) a change in the composition of the Board occurring after approval of the Plan by the Company’s stockholders, as a result of which fewer than a majority of the Directors holding voting rights on the Board are Incumbent Directors.

     (f) “Code” means the Internal Revenue Code of 1986, as amended.

     (g) “Committee” means a Committee appointed by the Board in accordance with Section 11 to administer the Plan or, if no Committee is appointed, the entire Board.

     (h) “Common Stock” means the Class A Common Stock of the Company.

     (i) “Common Stock Equivalent” means a right to receive Shares in the future that may be granted to an Outside Director pursuant to Section 10.

     (j) “Company” means Gartner, Inc., a Delaware corporation.

     (k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

     (l) “Director” means a member of the Board and, except for the purposes of determining the eligibility for grants of Options under Section 10, also means any Director Emeritus appointed in accordance with the Company’s Bylaws.

     (m) “Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. A Director whose services to the Company are limited to services as a Director will not be considered “employed” by the Company.

     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (o) “Existing Plans” means the Company’s 1993 Director Stock Option Plan, 1994 Long Term Option Plan, 1996 Long Term Stock Option Plan, 1998 Long Term Stock Option Plan and 1999 Stock Option Plan.

     (p) “Fair Market Value” means, as of any date, the fair market value of the Common Stock as determined in good faith by the Committee. Absent a specific determination by the Committee to the contrary, the fair market value of the Common Stock will be the closing price of the Common Stock reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

     (q) “Freestanding SARs” means a SAR granted under Section 6 without a related Option.

     (r) “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

     (s) “Incumbent Directors” means Directors who either are (A) directors of the Company as of the date the Plan is approved by the Company’s stockholders, or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors (or majority of the Incumbent Directors serving as members of any nominating or similar committee of the Board) at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors).

     (t) “Long-Term Performance Award” means an award under Section 9. A Long-Term Performance Award will permit the recipient to receive a cash or stock bonus upon satisfaction of such Performance Objectives as the Committee may determine.

     (u) “Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

     (v) “Option” means an option to purchase Shares of Common Stock granted under Section 5.

     (w) “Outside Director” means a Director who is not an Employee.

     (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (y) “Participant” means any person who receives an Award under the Plan.

     (z) “Performance Objectives” means the performance objectives established under this Plan for Participants who receive grants of Long-Term Performance Awards or, if determined by the Committee, Restricted Stock Awards, Restricted Stock Units or other Awards. Any Performance Objectives that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of, or increases in, the Company’s, Parent’s or Subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes and amortization, core research contract value, total sales bookings, sales growth, gross margin return on investment, increase in the Fair Market Value of the Shares, share price (including, but not limited to, growth measures and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. Any Performance Objective used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a Parent, Subsidiary or business unit of the Company, and/or (v) to the extent not otherwise specified by the definition of the Performance Objective, on a pre-tax or after-tax basis. The Committee shall appropriately adjust any evaluation of performance under a Performance Objective to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a Parent’s, Subsidiary’s or business units’ reported results. Except in the case of an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Parent, Subsidiary or business unit of the Company, or other circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

     (aa) “Plan” means this 2003 Long-Term Incentive Plan.

     (bb) “Quarterly Compensation” means the retainer fee and committee fees, as applicable, that an Outside Director receives from the Company for each of the Company’s fiscal quarters.

     (cc) “Restricted Stock” means shares of Common Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of specified conditions or the achievement of specified Performance Objectives.

     (dd) “Restricted Stock Award” means a grant under Section 7 of Restricted Stock or the right to purchase Restricted Stock.

     (ee) “Restricted Stock Unit” means an Award granted pursuant to Section 8.

     (ff) “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule, as in effect when discretion is being exercised with respect to the Plan.

     (gg) “SAR” means a stock appreciation right granted under Section 6.

     (hh) “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the Exchange Act.

     (ii) “Share” means a share of Common Stock, as adjusted in accordance with Section 12.

     (jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (kk) “Tandem SAR” means a SAR granted under Section 6 in connection with a related Option.

3. Shares Available Under the Plan.

     (a) Subject to adjustment under Section 12, 20,928,000* Shares are reserved and available for distribution to Participants and their beneficiaries under the Plan.

     (b) The following Shares will continue to be available for distribution under this Plan through the grant of additional Awards:

•	Shares subject to any Award that is canceled, expires or lapses for any reason;

•	Shares used to pay the exercise or purchase price under any Award, or to satisfy any tax withholding obligation attributable to any Award, whether such Shares are withheld by the Company upon exercise of the Award or are tendered by the Participant from previously owned Shares; and

•	Shares available under any Award to the extent the Award is settled in cash rather than Shares.

     (d) The payment of stock dividends on outstanding Awards will not reduce the number of Shares available for distribution under the Plan.

4. Eligibility, Award Limits and Other General Matters.

     (a) All Employees, Directors and Consultants selected by the Committee for their potential to contribute to the success of the Company are eligible to participate in this Plan. Only Employees are eligible to receive Incentive Stock Options.

     (b) The following limits will apply to Awards under the Plan:

•	No Participant may receive Options or Freestanding SARs or Tandem SARs during any one (1) fiscal year of the Company covering in the aggregate more than 2,000,000 Shares; provided, that a Share subject to a Tandem SAR and a related Option shall only count as one Share against this limitation.

•	No Participant may receive Restricted Stock Units, Restricted Stock Awards or, to the extent payable in or measured by the value of Shares, Long-Term Performance Awards during any one (1) fiscal year of the Company covering in the aggregate more than 1,000,000 Shares.

•	No Participant may receive Long-Term Performance Awards payable in cash and not measured by the value of Shares during any one (1) fiscal year of the Company covering an amount in excess of $2,500,000.

     (c) The Committee, in its discretion, may grant Awards on terms and conditions that vary from Participant to Participant.

     (d) Each Award under this Plan, other than an award of Common Stock Equivalents, will be evidenced by a written Award Agreement between the Company and the Participant in such form and containing such provisions, not inconsistent with this Plan, as the Committee, in its discretion, determines from time to time. Common Stock Equivalents will be evidenced by the Company on a book-entry basis and administered in accordance with this Plan.

     (e) The Company may, but will not be required to, issue any fractional Share under the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     (f) This Plan does not constitute a contract of employment, and adoption of the Plan or the grant of any Award will not confer upon any Employee any right to continued employment or interfere in any way with the right of the Company (or its Parent or any Subsidiary) to terminate the employment of any Employee at any time. This Plan or the grant of any Award does not confer upon any Director any right to continuation of service as a director or

* This reflects 9,928,000 shares reserved for issuance under the Plan upon its adoption in 2003, and an increase of 11,000,000 shares (subject to the approval of the Company’s stockholders) in April 2005, for a total of 20,928,000 shares reserved for issuance under the Plan.

any right to nomination as a Director, or interfere in any way with any rights that a Director or the Company may have to terminate his or her directorship at any time.

     (g) Unless otherwise determined by the Committee, Awards may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and during the lifetime of a Participant may be exercised only by a Participant. The Committee may, in its discretion, provide for the transfer of an Award by a Participant to any member of the Participant’s immediate family. In such case, the Award will be exercisable only by such transferee. Following transfer, any such Award will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section 4(g), a Participant’s “immediate family” shall mean any of the following who have acquired the Award from the Participant through a gift or domestic relations order: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, and such other persons and entities as shall be eligible to be included as transferees in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, filed or to be filed by the Company to register shares of Common Stock to be issued upon the exercise of Awards granted under the Plan.

     (h) Unless otherwise determined by the Committee, the date of grant of an Award will be the date on which the Committee makes the determination to grant such Award.

     (i) The Committee may determine the manner in which the exercise price or purchase price is payable with respect to any Award, which may include: (i) cash in the form of currency or check or other cash equivalent acceptable to the Company; (ii) nonforfeitable, unrestricted Shares owned by the Participant which have a Fair Market Value at the time of exercise that is equal to the price payable by the Participant; (iii) net exercise, (iv) any other legal consideration that the Committee may deem appropriate, including restricted Shares or other Shares that are subject to risk or forfeiture or restrictions on transfer, on such basis as the Committee may determine; or (v) any combination of the foregoing. Unless otherwise determined by the Committee, whenever any exercise price or purchase price is paid in whole or in part by forfeitable or restricted Shares, the Shares received by the Participant upon the exercise or receipt of the Award shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Shares surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Participant as applied to the forfeitable or restricted Shares surrendered by the Participant. Any Award may provide for deferred payment of the exercise price from the proceeds of the sale of such Shares through a bank or broker.

     (j) The Company may not make loans to Participants for the purpose of paying the exercise price, purchase price or taxes related to any Award. Any of the methods of payment specified in clause (i) above shall not be deemed to be a loan by the Company.

     (k) Unless otherwise determined by the Committee upon the grant of an Award, in the event of a Change in Control of the Company the following provisions shall apply to Awards granted before the date the amended and restated Plan (as presented to stockholders in the Company’s 2005 proxy) is approved by the stockholders :

•	any Award outstanding on the date of such Change in Control that is not yet exercisable and vested on such date shall become fully exercisable and vested, and will remain exercisable by the Participant for a period of at least ninety (90) days from the date the Participant receives written notice of the Change in Control and the Participant’s exercise rights;

•	all restrictions imposed on Restricted Stock will immediately lapse;

•	all Performance Objectives applicable to Awards will be deemed fully met at target amounts;

•	each outstanding Common Stock Equivalent shall convert into Shares (as provided in Section 10(d)) immediately prior to the Change in Control; and

•	each outstanding Award shall be assumed by the successor entity (if any) or by a Parent or Subsidiary of the successor entity (if any).

     (l) Unless otherwise determined by the Committee upon the grant of an Award, with respect to Awards granted on or after the date the amended and restated Plan (as presented to stockholders in the Company’s 2005 proxy) is approved by the stockholders, the following provisions shall apply in the event of a participant’s termination of employment without Cause within twelve (12) months following a Change in Control of the Company:

•	each outstanding Award assumed or substituted for by the successor entity (if any) or by a Parent or Subsidiary of the successor entity (if any) shall become fully exercisable and vested, and will remain exercisable by the Participant for a period of at least ninety (90) days from the date of the Participant’s termination of employment without Cause;

•	all restrictions imposed on Restricted Stock will immediately lapse;

•	all Performance Objectives applicable to Awards will be deemed fully met at target amounts; and

•	each outstanding Common Stock Equivalent shall convert into Shares (as provided in Section 10(d)) immediately prior to the Change in Control.

5. Options.

     (a) Grant of Options. The Committee, in its discretion, may grant Options to eligible Employees, Directors and Consultants, subject to the following:

•	each grant will specify the number of Shares issuable upon exercise of the Option;

•	each grant will specify whether it is intended to be an Incentive Stock Option or a Nonstatutory Stock Option;

•	each grant will specify the term during which the Option is exercisable, but no Option will be exercisable more than 10 years after its date of grant;

•	each grant will specify the exercise price for the Shares issuable upon exercise of an Option, which price shall not be less than the Fair Market Value of the Shares on the date of grant;

•	each grant will specify the form of consideration to be paid in satisfaction of the exercise price and the manner of payment of such consideration; and

•	each grant will specify the other terms and conditions under which the Shares underlying the Option may be purchased, including any vesting requirements and the treatment of the Option upon termination of the Participant’s employment or directorship (including by reason of death or disability).

     (b) Repricing Prohibited. Except for adjustments made under Section 12, the exercise price for any outstanding Option may not be declared or reduced after the date of grant and any outstanding Option may not be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without approval of the Company’s stockholders.

     (c) Additional Rules for Incentive Stock Options. The following additional rules shall apply to each Option intended to be granted as an Incentive Stock Option:

•	the aggregate Fair Market Value (determined on the grant date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries and any Parent of the Company) shall not exceed $100,000;

•	the exercise price of an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the grant date that if on the grant date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or any Parent of the Company; and

•	no Incentive Stock Option will be exercisable more than 5 years after its date of grant if it is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries or any Parent of the Company.

6. SARs.

     (a) Tandem SARs. The Committee may grant Tandem SARs to eligible Employees in connection with all or part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option, subject to the following:

•	the Tandem SAR will entitle the Participant to exercise it by surrendering to the Company the unexercised Option in connection with which the Tandem SAR was granted. The Participant will receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Tandem SAR of the Shares covered by the surrendered Option, over (ii) the exercise price of the Shares covered by the surrendered Option, provided that the Committee may place limits on the amount that may be paid upon exercise of a Tandem SAR, which limits will not restrict the exercisability of the related Option;

•	amounts payable pursuant to a Tandem SAR may be paid, in the sole discretion of the Committee, in cash, Shares, or a combination thereof.

•	when a Tandem SAR is exercised, the related Option will cease to be exercisable;

•	a Tandem SAR will be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

•	each grant will specify the other terms and conditions under which the Tandem SAR is exercisable, including any vesting requirements and the treatment of the Tandem SAR upon termination of the Participant’s employment (including by reason of death or disability).

     (b) Freestanding SARs. The Committee may grant Freestanding SARs to eligible Employees without related Options, subject to the following:

•	the Freestanding SAR will entitle the Participant, by exercising the Freestanding SAR, to receive from the Company an amount equal to the excess of (i) the Fair Market Value of the Shares covered by the exercised portion of the Freestanding SAR, as of the date of such exercise, over (ii) the Fair Market Value of the Shares covered by the exercised portion of the Freestanding SAR on the date of grant, provided that the Committee may place limits on the aggregate amount that may be paid upon exercise of a Freestanding SAR;

•	amounts payable pursuant to a Freestanding SAR may be paid, in the sole discretion of the Committee, in cash, Shares, or a combination thereof.

•	each grant will specify the number of Shares covered by the Freestanding SAR;

•	each grant will specify the term during which the Freestanding SAR is exercisable, but no Freestanding SAR will be exercisable more than 10 years after its date of grant; and

•	each grant will specify the other terms and conditions under which the Freestanding SAR is exercisable, including any vesting requirements and the treatment of the Freestanding SAR upon termination of the Participant’s employment (including by reason of death or disability).

7. Restricted Stock Awards.

     (a) Grant of Restricted Stock. The Committee may grant Restricted Stock to eligible Employees on such terms and conditions as the Committee may determine, subject to the following:

•	each grant of Restricted Stock will provide that the Restricted Stock will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, on such terms and for such period as may be determined by the Committee;

•	each grant will constitute an immediate transfer of the ownership of the Restricted Stock to the Participant in consideration for the performance of services. Unless otherwise determined by the Committee, a Restricted Stock Award will entitle the Participant to dividend, voting and other ownership rights during the period in which the Restricted Stock is subject to substantial risk of forfeiture;

•	each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of the Restricted Stock on the date of grant;

•	each grant will provide that during the period in which the Stock is subject to substantial risk of forfeiture, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent determined by the Committee. Such restrictions may include rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee;

•	any grant or the vesting of any Restricted Stock may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Long-Term Performance Awards; and

•	any grant may require that any or all dividends or other distributions paid on the Restricted Stock during the period that it is subject to a substantial risk of forfeiture be automatically set aside and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Restricted Stock or such other restrictions as the Committee may determine.

     (b) Repurchase Option. Unless the Committee determines otherwise, the Award Agreement for each Restricted Stock Award will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s employment with the Company for any reason (including death or disability), on such terms and conditions as the Committee shall determine.

     (c) Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or by the issuance of one or more certificates. Any certificates representing Restricted Stock shall bear a legend as the Committee shall deem appropriate referring to the applicable terms, conditions and restrictions. The Committee may require that each Certificate representing Restricted Stock be held in custody by the Company, together with a stock power endorsed in blank by the Participant, until such Restricted Stock is no longer subject to a substantial risk of forfeiture.

8. Restricted Stock Units.

     (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Committee, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout.

     (b) Value of Restricted Stock Unit. Each Restricted Sock Unit shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

     (c) Vesting Criteria and Other Terms. The Committee shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Committee in its discretion. Any grant or the vesting of any Restricted Stock Unit may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Long-Term Performance Awards.

     (d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

     (e) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of earned Restricted Stock Units, and any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. The Committee, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

     (f) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

     (g) Dividend Equivalents. Participants holding unvested Restricted Stock Units shall be entitled to be credited with all dividends and other distributions paid with respect to the underlying Shares, unless otherwise provided in the Award Agreement. Unless otherwise determined by the Committee, such dividends and distributions shall be deemed reinvested in Restricted Stock Units, which shall be subject to the same terms and conditions as the underlying Award.

9. Long-Term Performance Awards. The Committee may grant Long-Term Performance Awards to eligible Employees on such terms and conditions as the Committee may determine, subject to the following:

•	each grant will specify the payment for which the Participant is eligible, which may be a fixed or variable number of Shares (subject to adjustment in accordance with Section 12), or a fixed or variable cash bonus. The Committee may provide any Participant with a choice to elect between Shares, cash and a combination of Shares and cash;

•	each grant will specify the nature, length and starting date of the performance period during which the payment under the Long-Term Performance Award may be earned;

•	each grant will specify the Performance Objectives that are to be achieved by the Participant and, to the extent that any payments under the Long-Term Performance Award are variable, the formula under which such payments are to be computed;

•	each grant will specify the terms and manner of payment of any Shares or amounts earned under the Long-Term Performance Award;

•	a grant may provide, in the Committee’s discretion, for the payment of dividend equivalents in cash or additional Shares on a current, deferred or contingent basis; and

•	no payment will be made with respect to a Long-Term Performance Award until the Committee has determined that the relevant Performance Objectives have been achieved.

10. Awards to Outside Directors.

     (a) Award of Common Stock Equivalents. On an annual basis, each Outside Director may elect to receive up to 50% of his or her compensation in cash and the balance in Common Stock Equivalents. Such election shall be made no later than December 31st of each calendar year for the following calendar year, provided that during the first fiscal year during which the Plan is in effect, the elections made by the Outside Directors with respect to the common stock equivalents provided for in the Company’s 1993 Director Stock Option Plan shall be deemed to be their elections under this Plan. Beginning on April 1, 2003, and on the first business day of each of the Company’s fiscal quarters during the term of this Plan, the Company shall grant to each Outside Director that number of Common Stock Equivalents equal in value to that portion of the Outside Director’s Quarterly Compensation for the immediately preceding quarter that he or she has elected to receive in Common Stock Equivalents divided by the Fair Market Value of the Common Stock on such day.

     (b) Book-Entry Account; Nontransferability. The number of Common Stock Equivalents awarded to each Outside Director shall be credited to a book-entry account established in the name of the Outside Director. The Company’s obligation with respect to such Common Stock Equivalents will not be funded or secured in any manner. No Common Stock Equivalent may be sold, pledged, assigned, transferred or disposed of in any manner, other than by will, the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised during the life of the Outside Director only by the Outside Director or a permitted transferee.

     (c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents are credited to an Outside Director’s account, additional Common Stock Equivalents shall be credited to the Outside Director’s account equal to (i) the dollar amount of the cash dividend the Outside Director would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Outside Director’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date.

     (d) Conversion. As soon as practicable following the date on which an Outside Director ceases to be a member of the Board for any reason, or as otherwise provided by this Plan, the Company shall deliver to the Outside Director (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents then credited to the Outside Director’s account, or at the Outside Director’s option, shall have the Shares credited to an account for the Director with a brokerage firm of the Outside Director’s choosing.

     (e) Stockholder Rights. An Outside Director (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents to the Outside Director’s account, until certificates representing Shares are delivered to the Outside Director (or his or her designated beneficiary or estate) upon conversion of the Outside Director’s Common Stock Equivalents to Shares pursuant to Section 10(d).

     (f) Discretionary Awards. Outside Directors may, in the sole discretion of the Committee, receive additional Awards under this Plan, subject to such terms and conditions as determined by the Committee in accordance with the terms of the Plan.

11. Administration.

     (a) The Committee. This Plan shall be administered by one or more committees appointed by the Board. If the Board does not appoint a specific committee, the Compensation Committee of the Board, or a subcommittee appointed by the Compensation Committee, shall administer the Plan. Each member of the Committee shall meet such standards of independence as the Board shall determine from time to time. With respect to Awards granted to Section 16 Persons or intended to qualify as “performance-based” compensation under Section 162(m) of the Code, the Committee shall consist solely of not less than two (2) Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement or other document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such Award Agreement or other document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

     (b) Delegation of Authority. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

     (c) Powers of the Committee. Subject to the provisions of the Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its discretion:

•	to determine the Fair Market Value of the Common Stock;

•	to select the Employees and Consultants to whom Awards are granted;

•	except as provided in Section 10, to determine whether and to what extent Awards are granted;

•	except as provided in Section 10, to determine the number of Shares to be covered by each Award;

•	to approve forms of agreement for use under the Plan;

•	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award;

•	to construe and interpret the provisions of the Plan;

•	to prescribe, amend and rescind rules and regulations relating to the Plan;

•	to determine whether and under what circumstances an Award may be settled in cash instead of Common Stock or Common Stock instead of cash;

•	to modify or amend any Award (subject to the restrictions contained in this Plan, including Sections 5(b) (repricing), 9 (Outside Directors) and 15(b) (rights of Participants));

•	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award approved by the Committee or provided for in this Plan; and

•	to make all other determinations deemed necessary or advisable for administering the Plan.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Shares and other Awards provided for in Section 10 (Outside Directors), the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the limitations set forth in Section 4(b), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off or split-up or combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Dissolution or Liquidation. Subject to Sections 4(k) and 4(l) (Change in Control), in the event of the proposed dissolution or liquidation of the Company, to the extent that an Award has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. Subject to Sections 4(k) and 4(l) (Change in Control), if the Company is merged with or into another corporation, or substantially all of its assets are sold, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation does not agree to assume an Award or to substitute an equivalent Award, the Committee shall provide for the Participant to have the right to exercise the Award, in whole or in part, including Awards that would not otherwise be exercisable. If the Committee makes an Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the Award shall be exercisable for at least fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of the notice period. For the purposes of this Section, an Award shall be considered assumed if, immediately following the merger or sale of assets, the Award confers the right to purchase, for each underlying Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, that if the consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Award, for each underlying Share, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of the Common Stock in the merger or sale of assets.

13. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares issuable upon exercise of the Award are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or desirable.

14. Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, but no amendment shall increase the number of Shares available for issuance under the Plan (except as contemplated by Section 12) or increase any of the limitations provided for in Section 4(b) without the further approval of the stockholders of the Company.

     (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

17. Term of the Plan. The Plan shall become effective upon its approval by the stockholders of the Company as described in Section 23. It shall continue in effect for new Awards until April 19, 2015, unless sooner terminated under Section 16.

18. Tax and Social Security Indemnity. Each Participant shall indemnify the Company against any tax arising in respect of the grant or exercise of an Award which is a liability of the Participant but for which the Company is required to account under the laws of any relevant jurisdiction. The Company may recover the tax from the Participant in such manner as the Committee deems appropriate, including:

(a)	withholding Shares or payment upon the exercise of an Award;

(b)	deducting the necessary amount from the Participant’s compensation; or

(c)	requiring the Participant to make a cash payment to the Company.

19. Options Granted to Employees of French Subsidiaries.

     (a) Purpose. Options granted under the Plan to employees of French subsidiaries are intended to qualify under the French regulations as provided in articles 208-1 to 208-8-2 of the French Company Act (Code des Societes). The purpose of this Section is to specify the applicable rules for Options granted to French Employees and shall not be applicable to any other Employee of the Company.

     (b) General. Options granted to French Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

     (c) Eligible Participants. Only Employees of French Subsidiaries are eligible to receive Options granted pursuant to this Section. Payment of Director fees by the Company shall not be sufficient to constitute employment for this purpose. Employees of French subsidiaries may not be granted Options if, at the date of grant, they hold more than ten percent (10%) of the Common Stock of the Company.

     (d) Options. Eligible Employees may be granted Options as provided in Section 5 of the Plan. This Section shall not apply to the grant of SARs, Restricted Stock or Long-Term Performance Awards.

     (e) Option Price. The exercise price of each Option granted pursuant to this Section shall be determined as set forth in the Plan but it shall not be less than 80% of the average Fair Market Value of the Common Stock during the twenty (20) market trading days prior to the date of the grant. The exercise price shall remain unchanged once the Option is granted. Any authority of the Committee to reduce the Option exercise price shall, with respect to Options granted to Employees of French Subsidiaries, be limited to the extent that such reduction may not be to a price less than 80% of the average Fair Market Value of the Common Stock during the twenty (20) market trading days prior to the date of such reduction.

     (f) Exercise of the Option. Upon exercise of an Option granted pursuant to this Section, Employees of French Subsidiaries will receive Shares of Common Stock and may not settle any Option in cash.

     (g) Qualification of Plan. In order to have the Plan qualify in France, any other provision of the Plan that would be inconsistent with French company law or tax law requirements shall not apply to Employees of French Subsidiaries.

20. Options Granted to Employees of Italian Subsidiaries.

     (a) Purpose. Options granted under the Plan to Employees of Italian Subsidiaries are intended to qualify under Italian law. The purpose of this Section is to specify the applicable rules for Options granted to Italian Employees and shall not be applicable to any other Employee of the Company.

     (b) General. Options granted to Italian Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

     (c) Eligible Participants. Only Employees of Italian Subsidiaries may be granted Options granted pursuant to this Section. The amount of Shares (or related option rights) assigned to each Italian Employee shall not exceed 10% of the voting rights in the ordinary shareholders’ meeting or 10% of the capital or equity of the offering

Company. This Section shall not apply to the grant of SARs, Restricted Stock or Long-Term Performance Awards granted.

     (d) Option Price. The exercise price of Options granted to Italian Employees shall be the higher of (i) the Fair Market Value determined as set forth in the Plans, and (ii) the average closing price of the Common Stock during the month preceding the grant date. The exercise price shall remain unchanged once the Options are granted. Any authority of the Committee to reduce the Option exercise price shall, with respect to Options granted to Employees of Italian Subsidiaries, be limited to the extent that such reduction may not be to a price less than the price calculated under (ii) above on the grant date.

     (e) Qualification of Plan. In order to have the Plan qualify in Italy, any other provision of the Plan that would be inconsistent with Italian law shall not apply to Employees of Italian subsidiaries.

21. Options Granted to Employees of Indian and Dutch Subsidiaries.

     (a) Purpose. The purpose of this Section is to specify the applicable rules for Options granted to Indian and Dutch Employees and shall not be applicable to any other Employee of the Company.

     (b) General. Options granted to Indian and Dutch Employees under the Plan are subject to the provisions of the Plan and any related Award Agreement unless otherwise provided in this Section.

     (c) Exercise of Options. The consideration to be paid for Options exercised by Indian and Dutch Employees under the Plan shall be limited to a “cashless exercise”, which is delivery of a properly executed exercise notice together with such other documentation as the Committee and any broker approved by the Company, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

22. Foreign Jurisdictions. In order to facilitate the making of any Award under this Plan, the Committee may provide for special terms for Awards to Participants who are foreign nationals or who are employed by the Company (or its Parent or any Subsidiary) outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

23. Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company at the first annual meeting of stockholders held subsequent to the Board of Director’s approval of the Plan. Such stockholder approval shall be obtained as required under applicable state and federal law. As of the date of stockholder approval, no new awards may be made under the Existing Plans. Any awards outstanding under such plans as of the date of stockholder approval of this Plan shall remain outstanding and shall otherwise continue to be subject to the terms and conditions of such plans.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

GARTNER, INC.

Proxy for the Annual Meeting of Stockholders
To Be Held on June 29, 2005

Class A Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

I acknowledge receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement of Gartner, Inc., each dated                      , 2005. I appoint Eugene A. Hall, Christopher Laford and Lewis G. Schwartz, and each of them, Proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner’s Annual Meeting, to be held on June 29, 2005, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Class A Common Stock as I specify on the reverse side of this card.

THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY “FOR” THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0837, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m., Eastern Daylight Time, on June 28, 2005.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m., Eastern Daylight Time, on June 28, 2005.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1102, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark your votes as indicated
in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 THRU 5.

		FOR		WITHHOLD
		the nominee listed		AUTHORITY
		at left (except as		to vote for the
		marked to the		nominee listed at
		contrary)		left
1.	Election of Director
	(01) William O. Grabe as a director to hold office for a term of three years.	☐		☐

(Instruction: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	Proposal to amend and restate our restated certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock into a single class of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to amend and restate our restated certificate of incorporation to eliminate our classified board structure.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to amend and restate our 2003 Long Term Incentive Plan.	☐	☐	☐

5.	Proposal for us to buy back certain of our outstanding stock options that are “out of the money” and amend our option plans to allow this.	☐	☐	☐

6.	Transact any other business that is brought properly before the Annual Meeting.

Mark here for address change and note at left. ☐

Date , 2005

Signature

Signature

Note: Please sign exactly as your name appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should sign using their full title. Corporations should sign using the full corporate name by the authorized officer.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

GARTNER, INC.

Proxy for the Annual Meeting of Stockholders
To Be Held on June 29, 2005

Class B Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

I acknowledge receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement of Gartner, Inc., each dated      , 2005. I appoint Eugene A. Hall, Christopher Laford and Lewis G. Schwartz, and each of them, Proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner’s Annual Meeting, to be held on June 29, 2005, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Class B Common Stock as I specify on the reverse side of this card.

THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY “FOR” THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0837, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m., Eastern Daylight Time, on June 28, 2005.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m., Eastern Daylight Time, on June 28, 2005.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1102, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark your votes as indicated
in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 THRU 5.

		FOR		WITHHOLD
		the nominee listed		AUTHORITY
		at left (except as		to vote for the
		marked to the		nominee listed at
		contrary)		left
1.	Election of Director
	(01) Eugene A. Hall (02) Max D. Hopper (03) James C. Smith	☐		☐

(Instruction: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	Proposal to amend and restate our restated certificate of incorporation to reclassify our Class A Common Stock and Class B Common Stock into a single class of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to amend and restate our restated certificate of incorporation to eliminate our classified board structure.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Amend and restate our 2003 Long Term Incentive Plan.	☐	☐	☐

5.	Proposal for us to buy back certain of our outstanding stock options that are “out of the money” and amend our option plans to allow this.	☐	☐	☐

6.	Transact any other business that is brought properly before the Annual Meeting.

Mark here for address change and note at left. ☐

Date , 2005

Signature

Signature

Note: Please sign exactly as your name appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should sign using their full title. Corporations should sign using the full corporate name by the authorized officer.